UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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UDEMY, INC.

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UDEMY, INC.

600 HARRISON STREET, THIRD FLOOR

SAN FRANCISCO, CA 94107

Notice of 2023 Annual Meeting of Stockholders of Udemy, Inc. (the “Company”)

Logistics

DATE AND TIME	PLACE	RECORD DATE

Wednesday, June 21, 2023 at 11:00 a.m. Pacific Time	www.virtualshareholdermeeting.com/UDMY2023 There will be no physical location for this year’s meeting.	Holders of record of our common stock at the close of business on April 24, 2023, are entitled to vote at our Annual Meeting.

Voting Items

Board Recommendation
1	Election of two Class II director nominees named in the Proxy Statement to the Company’s Board of Directors (the “Board”) to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.	FOR each director nominee
2	Advisory vote to approve the compensation of our named executive officers	FOR
3	Advisory vote to approve “every year” as the frequency of future stockholder advisory votes on the compensation of our named executive officers	FOR
4	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2023	FOR
5	Action upon such other matters, if any, as may properly come before the meeting

Advance Voting Methods

(Your vote must be received by 11:59 p.m., Eastern Time, on June 20, 2023, the day before the Annual Meeting)

INTERNET	TOLL FREE TELEPHONE	MAIL

www.proxyvote.com	1-800-690-6903	Complete and sign your proxy card

We invite you to join our Annual Meeting and vote. We urge you, after reading the attached proxy statement (the “Proxy Statement”), to vote your proxy by Internet or telephone by following the instructions on the form of proxy or by signing and returning the enclosed proxy card in the enclosed postage prepaid envelope as promptly as possible. You may vote live at the virtual meeting even if you previously voted by proxy. If you have a disability, we can provide reasonable assistance to help you participate in the meeting upon request.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 21, 2023:

The Notice of 2023 Annual Stockholders’ Meeting and Proxy Statement and the 2022 Annual Report on Form 10-K

are available at www.proxyvote.com.

The Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about April 27, 2023.

By order of the Board of Directors,

Ken Hirschman

Senior Vice President, Operations, General Counsel & Corporate Secretary

San Francisco, California

i

April 27, 2023

Proxy Statement Summary

Voting Roadmap

Proposal 1	Board Recommendation

Election of two Class II director nominees named in the Proxy Statement to the Board to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified	The Board recommends a vote FOR each director nominee

Director Nominees

Class	Name and Age	Director Since	Occupation	Current Committees
II	Jeffrey Lieberman, 48 Independent, Interim Chair of the Board	2015	Managing Director, Insight Partners	Compensation
II	Natalie Schechtman, 52 Independent	2022	Chief Human Resources Officer, Advance Auto Parts, Inc.	Compensation (Chair)

Continuing Directors

Class	Name and Age	Director Since	Occupation	Current Committees
III	Eren Bali, 38 Independent	2010	Chief Executive Officer, Carbon Health	Audit Nominating & Corporate Governance
I	Greg Brown, 54	2023	President & Chief Executive Officer, Udemy, Inc.
I	Heather Hiles, 54 Independent	2020	Managing Partner, Black Ops Ventures	Audit Nominating & Corporate Governance (Chair)
III	Lydia Paterson, 50 Independent	2019	Chief Executive Officer, OLX Global B.V. (“OLX Group”)	Audit (Chair)

Director Skills and Core Competencies

In 2022, the Nominating and Corporate Governance Committee reviewed the core competencies that it believes should be represented on our Board. The Committee regularly evaluates the composition and diversity of the Board with respect to qualifications and skill sets that are important in consideration of the Company’s long term strategic plan and with respect to providing effective leadership and diverse viewpoints on matters considered by the Board. The following shows certain key skills and competencies of our directors.

	Bali	Brown	Hiles	Lieberman	Paterson	Schechtman

Finance Expertise	●		●	●	●

Global / International	●

Learning Tech / Industry Experience	●	●	●

Public Company Board Experience				●		●

Public Company CEO Experience		●

SaaS Experience	●	●	●	●

Strategic Planning	●	●	●	●	●	●

Target Udemy Business Buyer						●

HR Leader / Talent Management Expertise						●

Board Diversity Matrix as of April 27, 2023

Board Size:

Total number of directors:	6

Gender:	Male	Female	Non-Binary

Number of directors based on gender identity	3	2	1

Number of directors who identify in any of the categories below:

African American or Black	–	–	–

Alaskan Native of American Indian	–	–	–

Asian	–	1	–

Hispanic or Latino	–	–	–

Native Hawaiian or Pacific Islander	–	–	–

White	3	–	–

Two or More Races or Ethnicities	–	–	1

LGBTQ+	1

Corporate Governance Highlights

✓	Separation of CEO and Chair roles in early 2023	✓	Annual evaluation of the Board, committees, and individual directors

✓	5 of 6 directors are independent	✓	New director searches focused on key skills for the Company’s long-term strategic plan and diversity

✓	All required Board committees consist solely of independent directors	✓	Compensation clawback policy relating to accounting restatements (“Clawback Policy”)

✓	Regular executive sessions of independent directors	✓	Policy prohibiting hedging and pledging of Company stock by employees or directors

✓	Stock ownership guidelines for directors and executive officers	✓	Direct oversight by the Nominating and Corporate Governance Committee of ESG matters

✓	Board policy for CEO succession planning

Proposal 2	Board Recommendation
Advisory vote to approve the compensation of the Company’s named executive officers.	The Board recommends a vote FOR this Proposal

Executive Compensation Highlights

Our compensation programs continue to evolve as we develop our pay for performance philosophy. We modified our executive compensation structures in 2022, our first full year as a public company, and early 2023 to better align our leadership’s interests with those of our stockholders. In 2022, we modified our annual incentive bonus plan (“Bonus Plan”) to increase the portion of executive bonuses that are based on Company performance from 50% to 75%, and in 2023 this portion will be increased to 100%. In addition, we have adopted performance-based restricted stock units for our executive officers in 2023, applying performance criteria to long-term incentive compensation for the first time. Finally, in late 2022, our Board appointed Natalie Schechtman as chair of our compensation committee in order to leverage her significant experience as a senior human resources professional at a mature public company.

Compensation Framework

The following table summarizes the compensation elements provided for our named executive officers in 2022:

Element	Purpose	Metrics

Base Salary	Fixed annual cash compensation to attract and retain executives	Established after review of base salaries of executives of companies in our peer group and the performance of each executive officer

Annual Incentive Bonus Plan	Performance-based variable pay that delivers cash incentives when executives meet or exceed key financial and operating targets	75% Company Performance (revenue, adjusted EBITDA margin) (1) 25% Individual Performance

Long Term Incentive (“LTI”) Equity Compensation	Service-based equity compensation to reward executives for creating long-term stockholder value and to provide a retentive hold	100% Time-based Restricted Stock Units (“RSUs”) (2)

(1)	To be increased to 100% Company performance in 2023, eliminating the discretionary individual performance element.

(2)	In 2023, the Company’s LTI compensation for executive officers will take the form of 50% time-based RSUs and 50% performance-based RSUs tied to predefined corporate performance metrics.

Strong Compensation Governance

STOCKHOLDER FRIENDLY PRACTICES WE EMPLOY		STOCKHOLDER UNFRIENDLY PRACTICES WE AVOID

✓	Pay for Performance with objective financial metrics tied to our success and delivery of stockholder value	x	Excise tax gross ups for change in control payments
		x	Hedging of Company stock
✓	Incentive Compensation Clawback Policy	x	Pledging of Company stock

✓	“Double Trigger” change in control equity vesting	x	“Single Trigger” change in control equity vesting

✓	Stock Ownership Guidelines	x	Executive perquisites

✓	Independent compensation consultant supporting our compensation committee

✓	Annual “Say-on-Pay” advisory vote

For a detailed discussion of our executive compensation program, including the correlation to our comprehensive strategic plan focused on creating long term stockholder value, please see CD&A beginning on page 18.

Proposal 3	Board Recommendation

Advisory vote to approve “every year” as the frequency of future stockholder advisory votes on the compensation of our named executive officers	The Board recommends a vote FOR this Proposal

Proposal 4	Board Recommendation

Ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023	The Board recommends a vote FOR this Proposal

v

Proposal No. 1 Election of Directors	1	Compensation Governance	21

Nominees for Election to Our Board	2	Framework for Executive Compensation	24

Corporate Governance	5	Other Compensation and Benefit Programs	30

Overview	5	Compensation Committee Report	31

Board Composition and Refreshment	5	Compensation Program Risk Assessment	31

Nominations for Directors	5	Additional Information Regarding Executive Compensation	32

Board Independence and Structure	6	Summary Compensation Table	32

Board’s Role in Risk Oversight	8	Grants of Plan-Based Awards in 2022	33

Compensation Committee Interlocks and Insider Participation	9	Outstanding Equity Awards at 2022 Fiscal Year End	34

Board Evaluation	10	Option Exercises and Stock Vested in 2022	35

Stockholder and Interested Party Communications with our Board	10	Potential Payments Upon Termination of Employment or Change in Control	36

Corporate Governance Guidelines and Code of Conduct	10	Equity Compensation Plan Information	38

Insider Trading Policy	11	Pay vs Performance	39

Related Person Transactions	11	Information Concerning our Executive Officers	43

Environmental, Social, and Governance Matters	13	Security Ownership of Certain Beneficial Owners and Management	46

Director Compensation	15	Delinquent Section 16(a) Reports	47

Stock Ownership Guidelines for Non-Employee Directors	15	Proposal No. 3 Advisory Vote on Frequency of Advisory Votes on Executive Officer Compensation	48

2022 Director Compensation	16	Proposal No. 4 Ratification of Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2023	49

Directors’ Outstanding Equity Awards at 2022 Fiscal-Year End	16	Audit Committee Report	51

Proposal No. 2 Stockholder Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	17	Other Matters	52

Compensation Discussion and Analysis	18

Executive Summary	18

Note:  Unless otherwise indicated in the text, any reference to a year is intended to refer to the Company’s fiscal year of the same date as described in the Company’s 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2023 (our “Annual Report”).

Proposal No. 1

Election of Directors

Our Board currently consists of six directors, five of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

At the 2023 annual meeting of stockholders (the “Annual Meeting”), you will vote to elect as directors the two nominees listed below to serve until our 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified. Our Board has nominated Jeffrey Lieberman and Natalie Schechtman for election as directors. Each of the nominees is a current member of our Board, has consented to being named in this Proxy Statement as a nominee, and has agreed to serve as a director if elected. None of the nominees has any family relationship with any other nominee or with any of our executive officers. The Board does not currently have any vacancies.

The persons named as proxies in the accompanying form of proxy have advised us that at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the proxies FOR the election of the nominees named above. If one or more of the nominees are unable to serve, or will not serve, the persons named as proxies may vote for the election of any substitute nominees that our Board may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above. Our bylaws provide that a nominee for director must be elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors.

Nominees for Election to Our Board

The following information is provided about our nominees for director effective as of the record date, April 24, 2023.

JEFFREY LIEBERMAN Independent, Interim Chair of the Board

Managing Director, Insight Partners

Age: 48 Director Since: February 2015 Committees: Compensation Other Current Public Company Boards: None

Key Experience and Skills

We believe that Mr. Lieberman is qualified to serve on our board of directors because of his extensive experience as a public company director and in the venture capital industry.

Professional Experience

Mr. Lieberman has served as a member of our board of directors since February 2015, and as our Interim Chair of our Board since February 2023. Since 1998, Mr. Lieberman has worked at Insight Partners, a private equity and venture capital firm, where he currently serves as managing director. Mr. Lieberman previously served on the boards of directors of HelloFresh SE from 2014 to 2021, Qualtrics International from 2017 to 2018, Shutterstock from 2007 to 2016, Mimecast from 2012 to 2020, and Cvent from 2011 to 2016. Mr. Lieberman received a B.S. in systems engineering and finance from the University of Pennsylvania.

NATALIE SCHECHTMAN Independent

Executive Vice President, Chief Human Resources Officer of Advance Auto Parts, Inc.

Age: 52 Director Since: May 2022 Committees: Compensation (Chair since July 2022) Other Current Public Company Boards: None

Key Experience and Skills

We believe that Ms. Schechtman is qualified to serve on our board of directors because of the perspective and experience she brings as an executive officer of a public specialty retail company, her 28-year background in Human Capital and Total Rewards, and as a current or former member of other public and private company boards of directors and advisory boards.

Professional Experience

Ms. Schechtman has served as a member of our Board since May 2022. Ms. Schechtman currently serves as Executive Vice President, Chief Human Resources Officer of Advance Auto Parts, Inc., a leading automotive aftermarket parts provider. Prior to joining Advance Auto Parts, Ms. Schechtman served in a series of ascending human resources leadership roles at PepsiCo for nearly ten years. Earlier in her career, Ms. Schechtman spent several years as an employment attorney with the law firm Brown Raysman, counseling large international corporations on corporate labor and employment law. Ms. Schechtman currently sits on the advisory board of Silverbox Corp. III (since February 2023), and the Advance Auto Parts Foundation board. She has previously served on the Raleigh Chamber of Commerce Board (2019-2022), the NC State HR Advisory Board (2019-2023) and the Silverbox Engaged Capital LLC Board (August 2021-February 2022). Ms. Schechtman received a B.A. in Communications and French from Ithaca College, an M.A. in Human Resources and International Communication from American University, and a J.D. from Brooklyn Law School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF OUR BOARD NOMINEES.

Continuing Directors

EREN BALI Independent

Chief Executive Officer, Carbon Health

Age: 38 Director Since: January 2010 Committees: Audit, Nominating & Corporate Governance Other Current Public Company Boards: None

Key Experience and Skills

We believe that Mr. Bali is qualified to serve on our Board because of the perspective and experience he brings as our co-founder and former Chief Executive Officer.

Professional Experience

Mr. Bali co-founded the Company in January 2010 and has served as a member of our Board since then. Mr. Bali also served as our Chief Executive Officer from January 2010 to April 2014. Mr. Bali currently serves as Chief Executive Officer of Carbon Health, a technology-enabled healthcare provider, which he co-founded in October 2015. Mr. Bali serves on the boards of directors of various private companies. Mr. Bali received a B.S. in computer engineering and mathematics from Middle East Technical University, Ankara, Turkey.

GREG BROWN

President and Chief Executive Officer, Udemy, Inc.

Age: 54 Director Since: March 2023 Committees: None Other Current Public Company Boards: None

Key Experience and Skills

We believe that Mr. Brown is qualified to serve as a member of our Board because of the perspective and experience he brings as our President and Chief Executive Officer, as well as his prior experience building numerous SaaS businesses and selling into Human Resources departments.

Professional Experience

Mr. Brown has served as our President and Chief Executive Officer and as a member of our Board since March 2023. Prior to becoming our Chief Executive Officer, since joining Udemy in December 2020, Mr. Brown served as President, Udemy Business, leading our enterprise sales efforts. Prior to joining Udemy, Mr. Brown served as the Chief Executive Officer of Reflektive, a performance, engagement, and analytics solution platform, from August 2019 until December 2020. Prior to Reflektive, Mr. Brown was the Senior Vice President of International Business at Blackhawk Network, a global payments provider, from August 2017 to August 2019. Before that, Mr. Brown served as Chief Revenue Officer for Achievers Solutions, a developer of cloud-based employee engagement software, from February 2013 to August 2017, and as Chief Revenue Officer for Extole, a developer of an online advocate marketing platform, from April 2011 to February 2013. Mr. Brown received a B.S. in business administration from California Polytechnic State University - San Luis Obispo.

HEATHER HILES Independent

Managing Partner, Black Ops Ventures

Age: 54 Director Since: August 2020 Committees: Nominating and Corporate Governance (Chair); Audit Other Current Public Company Boards: None

Key Experience and Skills

We believe that Mx. Hiles is qualified to serve on our board of directors because of their extensive experience in the education and talent development industry, their business and leadership experience, their financial expertise, and their knowledge of technology companies.

Professional Experience

Mx. Hiles has served as a member of our Board since August 2020. Mx. Hiles currently serves as the managing partner of Black Ops Ventures, a seed-stage venture firm funding Black founders. Mx. Hiles previously served as the founding Chancellor and Chief Executive Officer of Calbright College, an online community college focused on preparation for jobs in the technology industry, from January 2019 to March 2020. Prior to that, Mx. Hiles was the Deputy Director of Postsecondary Success Solutions at the Bill & Melinda Gates Foundation, a nonprofit organization focused on fighting poverty, disease, and inequity around the world, from October 2016 to November 2017. Mx. Hiles previously served as Chief Executive Officer of Pathbrite, a digital portfolio platform used by colleges and universities, from their founding of Pathbrite in February 2012 until Pathbrite’s sale to Cengage Learning in November 2015. Before that, Mx. Hiles served as Chief Executive Officer of SFWorks, a nonprofit they founded that trained and placed people on welfare into living-wage jobs, from 1997 to 2001. Mx. Hiles currently serves on the boards of directors for several private companies, including Black Girls Code. Mx. Hiles received a B.A. in development studies and ethnic studies from the University of California, Berkeley and an M.B.A. from Yale University.

LYDIA PATERSON Independent

Chief Executive Officer, OLX Group

Age: 50 Director Since: December 2019 Committees: Audit (Chair) Other Current Public Company Boards: None

Key Experience and Skills

We believe that Ms. Paterson is qualified to serve on our board of directors because of her global business and leadership experience, financial expertise, and her knowledge of technology companies. She has been designated by the Board as an audit committee financial expert within the meaning of SEC regulations.

Professional Experience

Ms. Paterson has served as a member of our board of directors since December 2019. Ms. Paterson has served as the Chief Executive Officer of OLX Group, a global online classifieds marketplace and a subsidiary of Prosus N.V., since March 2023, and prior to that served as Chief Financial Officer of OLX Group since June 2016. Prior to that, Ms. Paterson served as the Vice President, Global Finance and Corporate FP&A for PayPal, an online payments company, from August 2012 to April 2016, and in various finance executive roles at eBay, a multinational e-commerce platform, from March 1999 to August 2012. Ms. Paterson currently serves on the boards of directors of several private companies. Ms. Paterson received a B.B.A. from Simon Fraser University.

Corporate Governance

Overview

We believe that our strong corporate governance practices reflect our values and support our strategic and financial performance. The compass of our corporate governance practices can be found in our by-laws, our Corporate Governance Guidelines, and our Code of Conduct, which were adopted by our Board to guide our Company, our Board, and our employees, and are available on our website at investors.udemy.com under “Corporate Governance.” Each standing committee of the Board has a charter, also available at investors.udemy.com under “Corporate Governance,” that spells out the roles and responsibilities assigned to it by the Board.

Board Composition and Refreshment

Of the six directors that compose our Board:

5 of 6 are independent	3 of 6 are diverse with respect to gender (3) or race/ethnicity (2)

Our directors possess a breadth of skills and depth of experience relevant to being able to provide effective oversight for the execution of the Company’s strategy and creation of long-term value. For additional information about the skills, experiences and characteristics of our Board, please see “Proxy Statement Summary - Director Skills and Core Competencies.”

We believe the Board benefits from a balance of newer directors, who bring fresh perspectives, and longer serving directors, who have contributed to our strategy over time and have deep understanding of our operations. We continually assess the composition of the Board, including the Board’s size and the diversity, skills, and experience of our directors, to ensure continued alignment with the strategic direction of the Company.

During 2022, Kenneth Fox and Lawrence Illg, two directors who represented early investors, resigned from the Board. Our Nominating & Corporate Governance Committee has identified talent management expertise, public company CEO experience, and public company board experience as areas it would like to augment on the Board, and has engaged a third-party search firm to conduct a search for one or more new directors. The Board does not currently have any vacancies.

3 new directors have joined our Board in the past 3 years	4.8 years average tenure of our directors

Nominations for Directors

Identifying Director Candidates

The nominating and corporate governance committee is responsible for leading the search for and evaluating qualified individuals, including those of diverse backgrounds, to become nominees for election as directors. The committee is authorized to retain a search firm to assist in identifying, screening, and attracting director candidates. After a director candidate has been identified, the committee evaluates each candidate for director within the context of the needs of the Board in its composition as a whole. The committee considers such factors as the candidate’s business experience, skills, independence, judgment, diversity, and ability and willingness to commit sufficient time and attention to the activities of the Board. At a minimum, recommended candidates for nomination must possess the highest personal and professional ethics, integrity, and values, and commit to representing the long-term interests of our stockholders. Although the Board has not adopted a formal policy regarding diversity in the composition of the Board, the committee is committed to considering candidates of diverse backgrounds in every director search it leads and strives to compose a Board that reflects diverse viewpoints that will actively and constructively contribute to the Board’s discourse and deliberations.

Stockholder Recommendations and Nominations to our Board

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2024 Annual Meeting.”

Board Independence and Structure

Independence

As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board of directors comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment and affiliations, our Board has determined that Messrs. Bali and Lieberman, Mx. Hiles, and Mses. Schechtman and Paterson, representing five of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Mr. Brown is not considered an independent director because of his position as our President and Chief Executive Officer.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors, director nominees or executive officers.

Leadership Structure

Effective February 2023, we separated the roles of chief executive officer and chair of the Board, appointing Jeffrey Lieberman as interim Chair of the Board. We believe that it is in the best interests of our stockholders for the Board to determine whether to separate or combine these roles each time it elects a new chair or appoints a chief executive officer, based on the relevant facts and circumstances applicable at such time. Our Board has determined that its structure is consistent with good corporate governance practices and is appropriate to fulfill its duties effectively and efficiently, so that our chief executive officer can focus on leading the Company while the chair can focus on leading the Board in overseeing management. In the future our Board may determine to once again combine the roles of chief executive officer and Chair of the Board, in which case the Board would appoint a lead independent director consistent with good corporate governance practices.

The responsibilities of the independent Chair or lead independent director include participating in development of the Board’s agenda, as well as facilitating the discussions and interactions of the Board to ensure that every director’s viewpoint is heard and considered. The Chair presides over meetings of the Board and, if independent, also over meetings of the independent directors.

Committees and Meetings

Our Board met seven times during 2022 and received periodic written updates from management throughout the year. Each director attended 75 percent or more of the total number of meetings of the Board and meetings of the committees of the Board on which they served during their tenure. Our Corporate Governance Guidelines encourage, but do not require, directors to attend our annual meeting of stockholders. Five of our then-serving directors attended last year’s annual meeting of stockholders. To encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the independent directors will meet in executive sessions without management directors or management present on a periodic basis. These executive sessions are chaired by Mr. Lieberman, our lead independent director in 2022 and interim Chair of the Board since February 2023.

We currently have an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which consists of entirely of independent directors in accordance with the listing standards of Nasdaq and whose members satisfy the board committee qualification requirements of Nasdaq and the SEC. The following table sets forth the names of each current committee member, the number of times each committee met in 2022, and the primary responsibilities of each committee.

AUDIT COMMITTEE

Members:	Primary Responsibilities
Lydia Paterson (Chair) Heather Hiles Eren Bali Meetings in 2022: 5	• monitors the integrity of our financial statements, reporting processes, internal controls, and legal and regulatory compliance
• appoints, determines the compensation of, evaluates and, when appropriate, replaces our independent registered public accounting firm
• pre-approves all audit and permitted non-audit services to be performed by our independent registered public accounting firm
• monitors the qualifications and independence and oversees performance of our independent registered public accounting firm
• reviews and monitors compliance with our Code of Conduct, reviews conflicts of interest of our Board members and executive officers, and reviews, approves, and monitors related person transactions
• reviews with management the implementation and effectiveness of the Company’s compliance programs and discusses guidelines and policies with respect to risk assessment and risk management
• reviews with management the Company’s management of cybersecurity risks and oversees disclosure of any significant risks or incidents

COMPENSATION COMMITTEE

Members:	Primary Responsibilities
Natalie Schechtman (Chair) Jeffrey Lieberman Meetings in 2022: 6	• reviews and approves our executive compensation philosophy
• annually reviews and approves corporate goals and objectives relevant to the compensation of the CEO and evaluates the CEO’s performance in light of these goals
• determines and approves the compensation of our executive officers

•  oversees our incentive and equity-based compensation plans and reviews and approves our peer companies and data sources for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements

• oversees development and implementation of the succession plans for executive management (other than the CEO), including identifying successors and reporting annually to the Board
• monitors compliance with our Stock Ownership Guidelines and oversees our Clawback Policy
• recommends to the Board compensation guidelines for determining the form and amount of compensation for outside directors
• overseeing compensation risk management

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:	Primary Responsibilities
Heather Hiles (Chair) Natalie Schechtman Eren Bali Meetings in 2022: 5	• assists the Board in identifying, evaluating, and recommending candidates for election to the Board
• establishes procedures and provides oversight for evaluating the Board and management
• oversees development and implementation of the CEO succession plan, including identifying the CEO’s successor
• develops, recommends, and reassesses our Corporate Governance Guidelines
• reviews the development and communication of our ESG programs
• evaluates the size, structure, and composition of the Board and its committees
• establishes procedures for stockholders to recommend candidates for nomination as directors and to send communications to the Board

Our Board has adopted written charters for each committee setting forth the roles and responsibilities of each committee. Each charter is available on our website at investors.udemy.com under “Corporate Governance.”

Board’s Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity, and reputational. We have designed and implemented processes to manage risk in our operations. Management maintains a risk committee chaired by the Company’s general counsel that oversees a formal approach to managing risks and reporting to our audit committee. This approach consists of conducting annual comprehensive enterprise risk assessments and monitoring mitigation efforts to reduce potential exposure and increase internal capabilities to manage identified risks. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest.

Compensation Committee Interlocks and Insider Participation

During 2022, the members of our compensation committee were Messrs. Lieberman and Fox (until August 2022) and Ms. Schechtman (since May 2022). None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Board Evaluation

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness.

Board Evaluation Objectives

Evaluations are designed to assess the qualifications, attributes, skills and experience represented on the Board and whether the Board, its committees, and individual directors are functioning effectively.

Role of the Board The Board is responsible for annually conducting an evaluation of the Board and individual directors.	Role of the Board’s Committees The nominating and corporate governance committee coordinates each committee’s annual evaluation of its performance and reporting of the results to the Board.

2022 Evaluation Process

The evaluation process included live interviews with each director conducted by an independent third party, who compiled the results and discussed them with the nominating and corporate governance committee. The results of the assessment were then reported to the Board.

Topics Addressed in 2022

Topics addressed in the evaluation process included, among others: Board structure and composition; the Board’s working relationship with management; Board meeting length, cadence, and format; Board responsibility and focus; and evaluation of committee performance, composition, and focus

Stockholder and Interested Party Communications with our Board

Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107. Our General Counsel and appropriate directors as necessary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel and appropriate directors as necessary will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Corporate Governance Guidelines and Code of Conduct

Our Board has adopted Corporate Governance Guidelines. These Guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct that applies to all our employees, officers, and directors. We expect all employees, officers, and directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards. Copies of our Corporate Governance Guidelines and our Code of Conduct are available on our website at investors.udemy.com under “Corporate Governance.” The Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.

Insider Trading Policy

We have established an insider trading policy governing the purchase, sale, and disposition of our securities by our directors, officers, and employees, designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards. Our insider trading policy, among other things, prohibits (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities, (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions designed to hedge or offset any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account.

Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.

The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions. We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including Stripes III, LP (“Stripes”), entities affiliated with Insight Partners (“Insight”), entities affiliated with MIH Edtech Investments B.V. (“Naspers”), and Eren Bali, a member of our Board and one of our co-founders.

Kenneth Fox, a former member of our Board who resigned during 2022, is the founder and a managing partner of Stripes. Jeffrey Lieberman, a current member of our Board, is Managing Director of Insight. Lawrence Illg, a former member of our Board who resigned during 2022, is an executive of Prosus N.V. (“Prosus”), an affiliate of Naspers. Lydia Paterson, a member of our board of directors, is the Chief Executive Officer of OLX Group, an affiliate of Naspers.

Naspers, and certain other entities affiliated with Naspers, are Udemy Business customers. During 2022, we recorded $1.5 million in revenue for Udemy Business services, representing less than 1% of total revenue for such period. As of December 31, 2022, we had $0.2 million worth of accounts receivable balances with Naspers and its affiliated entities. We believe that Ms. Paterson’s and Mr. Illg’s interests in these transactions are de minimis.

Insight maintains investments in a portfolio of companies. We have contracted with some of these companies as vendors in the ordinary course of business and, in certain cases, these companies are Udemy Business customers. During 2022 we recorded aggregate operating expenses of $0.9 million with these companies, representing less than 1% of total operating expenses for such period. We believe that the interest of Mr. Lieberman in these transactions is de minimis.

Advance Auto Parts, where Ms. Schechtman serves as an executive officer, is a Udemy Business customer. We recorded $0.3 million of revenue from services provided to Advance Auto Parts during 2022. As of December 31, 2022, we had $0.4 million worth of accounts receivable balances with Advance Auto Parts. We believe that Ms. Schechtman’s interests in these transactions are de minimis.

Carbon Health, where Mr. Bali serves as Chief Executive Officer, is a Udemy Business customer. We recorded $0.2 million of revenue from services provided to Carbon Health during 2022. We believe that Mr. Bali’s interests in these transactions are de minimis.

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers, and certain controlling persons to the fullest extent permitted by Delaware law.

Environmental, Social and Governance Matters

Our Environmental, Social, and Governance (ESG) Efforts

As a mission-driven company, we strive to create a positive social and economic impact, balancing the needs of our learners, instructors, customers, employees, investors, and the environment. Access and inclusion are at the very core of our business model. We believe that providing access to learning at scale supports the United Nations Sustainable Development Goals, or SDGs, including:

•	Goal 4 – Lifelong Learning: We provide inclusive and equitable quality training and promote lifelong learning opportunities for all.
•	Goal 8 – Decent Work and Economic Growth: We enable individuals from around the world to create new income streams and support their families and local communities.
•	Goal 10 – Reduced Inequalities: Our platform eliminates barriers to teaching and enables practitioners to spread their knowledge globally. Learners can tap our platform for affordable upskilling.

In 2022, Udemy joined the United Nations Global Compact in support of the Ten Principles of the United Nations Global Compact on human rights, labor, environment, and anti-corruption. Beyond the United Nations SDGs, we reference the Sustainability Accounting Standards Board, or the SASB, in our impact reporting. An independent institution, the SASB provides a globally recognized framework for sustainability reporting across companies and industries. Our ESG impact report is available on our corporate website. In January 2023, Sustainalytics, a Morningstar company and an independent provider of ESG and corporate governance ratings, research, and analysis, recognized Udemy as an ESG Industry Top-Rated Company, acknowledging Udemy’s sustainability efforts as a top ESG performer.

Copyright ©2023 Sustainalytics. All rights reserved. This logo contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics for a particular purpose. Their use is subject to conditions available at http://www.sustainalytics.com/legal-disclaimers.

Our ESG Goals and Policies

We are committed to pursuing sustainable business practices and have implemented ESG policies and goals throughout our company to fulfill this commitment.

Environmental: We actively manage the environmental footprint of our operations. We use both hosted data centers and cloud computing providers for our operations. In our hosted data center environments, we use equipment that meets energy efficiency standards set forth by the American Society of Heating, Refrigerating and Air-Conditioning Engineers and the Electronic Product Environmental Assessment Tool. In 2022, we collected data on the greenhouse gas emissions related to our cloud computing and data center operations. Udemy purchased Renewable Energy Certificates (RECs) to match the greenhouse gas emissions in our computing operations. Our cloud computing provider intends to power its operations with 100% renewable energy by 2025.

In 2022, Udemy sourced renewable power for its San Francisco, Dublin, and Mountain View offices. We prioritize the selection of highly rated Leadership in Energy and Environmental Design (LEED) or comparable standards design in leasing office spaces. During the year we started measuring the greenhouse gas emissions associated with business travel.

Social: Our business impacts society through our relationships with our varied stakeholders, but it starts with our employees. We established a Board that values diversity and representative governance. We believe in the importance of fostering a diverse, inclusive, and safe workplace, recognizing that through diversity and inclusiveness we gain a variety of perspectives, views, and ideas that strengthen our ability to strategize, communicate, and deliver on our mission.

We are committed to increasing diversity and representation through our belonging, equity, diversity, and inclusion initiatives, and to disclosing diversity data annually. As of December 31, 2022, 44% of our global workforce, 33% of our senior leadership, and 26% of our technical workforce identified as women. Two percent of our employees identified as non-binary or chose not to disclose their gender.

We are committed to gender pay equality, and in 2022 we received the Fair Pay Workplace certification. The Fair Pay Workplace certification entails an independent review and examination of Udemy’s pay practices, procedures, and action plans to maintain ongoing fair pay practices for all employees. See the Rules and Standards for Certification at www.fairpayworkplace.org for details.

We believe that building a better business means engaging with the communities in which we work and invest. We encourage and support community engagement. Our community program uses a global-and-local approach and is driven by the community involvement teams in many of our offices. Projects are organized locally and we partner with various service organizations within our communities dedicated to causes encompassing public service, learning, environmental efforts, healthcare, and military veterans.

Governance: We created a governance structure to promote responsibility and accountability for ESG matters across our company. Our single-class capital structure adheres to best practices in corporate governance. In February 2023, Udemy separated the roles of Chair of the Board and Chief Executive Officer, and appointed Mr. Lieberman as interim Chair of the Board. The change in control agreements for our CEO and all executives utilize only “double-trigger” severance provisions. Udemy maintains an ESG committee with participation from executive management and senior members of our operations, finance, marketing, people, and legal teams. The ESG committee meets quarterly and reports to executive management and to the nominating and corporate governance committee. Our Code of Conduct sets forth the ethical standards that employees must abide by and our Whistleblower Policy includes the process to report misconduct through independent mechanisms that safeguard the rights of whistleblowers.

Director Compensation

Under our Outside Director Compensation Policy, each non-employee director receives annual compensation consisting of a combination of cash and equity-based compensation. Management directors do not receive any additional compensation for services as a director. Each non-employee director receives an annual retainer of $35,000 and additional retainers as set forth below.

Directors who serve on Board committees receive additional retainer amounts annually for their committee responsibilities as set forth below. The lead independent director receives an additional $15,000 annual retainer. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.

Board Committee Role	Annual Retainer
audit committee chair	$20,000
audit committee member	$10,000
compensation committee chair	$14,000
compensation committee member	$7,000
nominating and corporate governance committee chair	$8,000
nominating and corporate governance committee member	$4,000

In addition, each non-employee director receives RSUs valued at $360,000 upon first becoming a director, vesting in three equal annual installments subject to continued service as a non-employee director. Each non-employee director also receives RSUs valued at $180,000 per year, granted on the date of the annual stockholder meeting. Board members who are appointed at any time other than at the annual meeting receive a prorated first annual RSU award based upon the number of days from their election date until the next annual stockholder meeting. The annual RSU grants vest on the earlier of the first anniversary of grant or the date of the next annual meeting, subject to continued service as a non-employee director. On June 15, 2022, each non-employee director serving at the time received 15,490 RSUs valued at approximately $180,000.

In the event of our change in control, all outstanding and unvested equity awards held by our non-employee directors will accelerate and fully vest.

Stock Ownership Guidelines for Non-Employee Directors

In 2022, our Board established Stock Ownership Guidelines applicable to our non-employee directors. Pursuant to the Stock Ownership Guidelines, each non-employee director must own a number of shares with a value, measured on the last day of each fiscal year, equal to three times the annual cash retainer paid to such non-employee director for service on the Board, which is currently $105,000. Each non-employee director must comply with this requirement by the earlier of December 2027 or the end of the fiscal year that includes the five-year anniversary of the date such non-employee director was first elected or appointed to our Board. Only shares held by a non-employee director, directly or indirectly, qualify toward satisfaction of our Stock Ownership Guidelines. Shares underlying equity-based incentives, such as unexercised stock options or unvested RSUs, do not qualify toward satisfaction of our Stock Ownership Guidelines.

2022 Director Compensation

Information provided in the following table reflects the compensation delivered to our non-employee directors for 2022:

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Eren Bali	41,690	179,994	221,684

Kenneth Fox(3)	25,793	179,994	205,787

Heather Hiles	53,000	179,994	232,994

Lawrence Illg(3)	32,894	179,994	212,888

Jeffrey Lieberman	60,763	179,994	240,757

Lydia Paterson	55,000	179,994	234,994

Natalie Schechtman	31,186	369,853	401,039

(1)	See description of annual retainers for Board service above.
(2)

The amounts reported represent the aggregate grant date fair value of equity-based incentive awards made pursuant to our Outside Director Compensation Policy. For purposes of this footnote, grant date fair value is calculated in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the award disclosed in the applicable column are set forth in the notes to our audited financial statements included in our Annual Report. These amounts do not correspond to the actual value that may be recognized by our non-employee directors upon vesting of the applicable awards.

(3)

Messrs. Fox and Illg resigned from our Board effective August 11, 2022 and September 23, 2022, respectively. Consequently, the RSUs granted to them in 2022 were forfeited in accordance with their terms.

Directors’ Outstanding Equity Awards at 2022 Fiscal-Year End

The following table provides information about the equity awards outstanding as of the end of our last fiscal year for our non-employee directors who served during fiscal 2022.

Name	Number of Shares Underlying Outstanding Options	Outstanding Restricted Stock Units
Eren Bali	–	15,490(1)

Kenneth Fox(2)	–	–

Heather Hiles	100,000(3)	15,490(1)

Lawrence Illg(2)	–	–

Jeffrey Lieberman	–	15,490(1)

Lydia Paterson	100,000(4)	15,490(1)

Natalie Schechtman	–	24,164(5)

(1)	These RSU awards will vest on June 16, 2023, subject to each such award recipient’s continued service as a non-employee director.
(2)	Messrs. Fox and Illg resigned from our Board effective August 11, 2022 and September 23, 2022, respectively.
(3)	One-fourth of the shares underlying the option vested on August 26, 2021 and the remaining shares vest monthly thereafter, subject to continued service as a non-employee director.
(4)	One-fourth of the shares underlying the option vested on December 15, 2020 and the remaining shares vest monthly thereafter, subject to continued service as a non-employee director.
(5)

23,316 of Ms. Schechtman’s RSUs will vest in three equal annual installments on May 26, 2023, May 26, 2024, and May 26, 2025, and the remaining 848 RSUs will vest on June 16, 2023, in each case subject to continued service as a non-employee director.

Proposal No. 2

Stockholder Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

We encourage you to review the CD&A section of this Proxy Statement and vote to approve the compensation of our named executive officers as disclosed therein and in the accompanying tables and narrative discussion contained in this Proxy Statement. Pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, we are providing our stockholders with the opportunity to vote at the annual meeting on this advisory proposal regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”) one year in advance of when we are required to do so. Although your vote is advisory and not binding on our Board, our compensation committee and our Board will carefully consider the voting results and take them into consideration when making future decisions regarding executive compensation policies and procedures. This Proxy Statement also contains a say-on-pay frequency vote, for which we recommend a say-on-pay vote every year.

Our executive compensation programs have played a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and drive strategic and financial results for our stockholders. We believe our executive compensation programs are well structured to further our business objectives and support our culture. We believe that our compensation programs help further engage our workforce and position us to deliver long-term results for our stockholders, our customers, our learners, and our instructors.

We believe our executive compensation programs strike the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•

The compensation of our executives is designed to align pay with both the attainment of annual operational and financial goals, which our compensation committee establishes, and sustained long-term value creation;

•

Our compensation programs are substantially tied into our key business objectives and the success of our stockholders. If the value we deliver to our stockholders declines, so does the value of the compensation we deliver to our executives; and

•

We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to help ensure that our compensation programs are within the norm of a range of market practices.

In addition, as we evolve as a relatively new publicly traded company, we expect to continue to align our executive compensation programs with best practices and to improve and enhance our executive compensation programs to incentivize long-term value creation.

We are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders of Udemy, Inc. approve, on an advisory basis, the compensation of Udemy, Inc.’s named executive officers, as disclosed in Udemy, Inc.’s proxy statement for the 2023 annual meeting of stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE ACCOMPANYING COMPENSATION TABLES, AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

Compensation Discussion and Analysis

This section describes the compensation of our principal executive officer, principal financial officer, and three other most highly compensated executive officers for the fiscal year ended December 31, 2022. We refer to these executives as our “named executive officers” or “NEOs.”

Gregg Coccari	Greg Brown	Sarah Blanchard	Prasad Gune	Llibert Argerich

President and Chief Executive Officer	President, Udemy Business	Chief Financial Officer	Senior Vice President, Product	Senior Vice President, Marketing

1	Executive Summary

Corporate Highlights

We ended our first full year as a public company with strong results despite a challenging macroeconomic environment. Financial highlights from 2022 include:

•	Total revenue increased 22% year-over-year to $629.1 million.
•

Our Udemy Business segment revenue grew 68% year-over-year, and accounted for 50% of total revenue for the first time. Annual recurring revenue for Udemy Business increased 55% year-over-year to $371.7 million and net dollar retention rate was 115%. Net dollar retention rate for Udemy Business large customers (those with at least 1,000 employees) was 123%.

Additional highlights and developments from 2022 include:

•	We ended the year with 13,920 Udemy Business customers, a 32% year-over-year increase.
•	We joined the AWS Partner Network, enabling thousands of AWS customers to easily discover and deploy Udemy Business.
•

Udemy Business added new, or expanded existing, relationships with global customers in Europe and the Americas, and continued our expansion in Asia Pacific with new wins through our strategic reseller partnerships in the region.

•	We continued our Latin America expansion through the establishment of new reseller partnerships in the region.
•

We launched a collection of courses for in-demand skills compliant with 508 accessibility standards, a redesigned instructor performance dashboard with enhanced insights into Udemy Business course engagement, and a set of immersive learning data science labs and coding exercises for new learners.

•	We added a Hindi collection of Udemy Business courses, the 14th language to be included in the Udemy Business international collection.
•	We launched our inaugural ESG Impact Report, highlighting our ESG efforts and spotlighting how we support our learners, instructors, customers and communities.

In early January 2023 we announced the retirement of current President & CEO Gregg Coccari, and his engagement as a transition advisor through early 2024. We also announced the promotions of Greg Brown, our President, Udemy Business, to CEO, and Stephanie Stapleton Sudbury, our Senior Vice President of Customer Success, to President, Udemy Business, as well as the hiring of Karen Fascenda as our Chief People Officer and Nathan Blain as our General Manager of Cohort Learning.

For an explanation of the key business and non-GAAP financial metrics discussed above, please see “Other Matters—Explanation of Performance Metrics and Non-GAAP Financial Measures.”

Investor Outreach: Connecting with our Stockholders

We plan to engage our major stockholders prior to our 2023 annual stockholders meeting to provide greater insight into our 2022 executive compensation decisions and the changes we have made to our executive compensation program to align with best practices. We have decided to voluntarily hold our first say-on-pay vote this year, which is not required until 2024. We believe it is important to start a transparent dialogue with our stockholders, including providing them an opportunity to vote on our executive compensation practices ahead of the required implementation in conjunction with our first say-on-pay frequency vote. We are recommending that we hold our say-on-pay votes annually to also align with best practices.

2022 Executive Officer Compensation Program Highlights

Our compensation programs continue to center on a pay for performance philosophy. The compensation actions we took in 2022 are directly aligned with this belief to help ensure management’s interests are aligned with those of our stockholders.

Compensation Element	Purpose	2022 Actions
Base Salary	Fixed annual cash compensation to attract and retain executives

In 2022, Mr. Coccari did not receive a base salary increase, at his request. Our other named executive officers received salary increases ranging from 6.7% to 8% to enhance their competitiveness against market comparables.

2022 Annual Incentive Bonus Plan	Performance based variable pay that delivers cash incentives when executives meet or exceed key financial results	2022 annual bonuses paid out at 62.6% of target based on achievement of our financial performance goals and their individual goals.
LTI Equity Compensation	Service-based equity compensation creating retention incentive while rewarding executives for generating long-term stockholder value

Mr. Coccari did not receive an equity award in 2022 at his request. Our other named executive officers received annual equity awards with grant values ranging from $0.9 million to $2.2 million. In addition to the annual grants, some of our named executive officers (other than our CEO) participated in the option exchange described below and received RSU grants in exchange for their options.

Annual Compensation in 2022 (Supplemental Table)

The following table shows, for each named executive officer, base salary earned in 2022, cash bonus earned for 2022 performance and paid in 2023, and the grant date fair value of equity awards granted to them during 2022 (calculated in accordance with ASC 718). This supplemental table enables investors to better understand the actions of our compensation committee in setting annual compensation for our executives.

Named Executive Officer	2022 Salary	2022 Bonus	2022 LTI Equity Compensation	Total

Gregg Coccari	$500,000	$156,484	—	$656,474

Greg Brown	$533,333	$250,469	$2,133,250	$2,917,052

Sarah Blanchard	$426,667	$187,017	$2,133,250	$2,746,934

Prasad Gune	$395,833	$123,923	$914,250	$1,434,006

Llibert Argerich	$366,917	$114,877	$914,250	$1,396,044

This supplemental table is not, however, intended to be a substitute for the information provided in the Summary Compensation Table in this Proxy Statement, which has been prepared in accordance with the SEC’s disclosure rules. The information contained in this supplemental table differs from the total direct compensation information contained in the Summary Compensation Table for 2022 in two material respects. This table omits (i) the modification value of equity-based incentive awards granted in prior years and exchanged during 2022 under the Exchange Program, (ii) housing assistance payments made to Mr. Coccari during 2022 and (iii) matching 401(k) contributions.

2023 Executive Officer Compensation Program Modifications

For 2023, our compensation committee approved some key changes to our executive compensation program:

Compensation Element or Policy	2023 Actions
LTI Equity Compensation	Our 2023 annual equity awards will consist of 50% performance-based RSU awards (PSUs) and 50% time-vesting RSUs. The performance goals for these PSUs will be based on predefined corporate performance metrics.
Annual Incentive Bonus	Our 2023 annual incentive bonus for our executive team will be 100% based on corporate performance.
Prohibiting Option Exchanges	We amended our 2021 Equity Incentive Plan to prohibit stock option exchanges or similar exchange programs without stockholder approval.
Clawback Policy	We adopted a compensation recovery policy triggered by certain accounting restatements, and we intend to amend this policy or adopt a new clawback policy consistent with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act once applicable Nasdaq listing standards implementing such rule have been finalized.

2	Compensation Governance

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. We designed our executive compensation program to attract, retain, and reward top quality executive management, provide incentives that motivate and reward performance, ensure that executive compensation is meaningfully related to the creation of long-term stockholder value, and provide total compensation that is competitive in the markets where we seek executive talent. Our compensation committee closely considers our compensation philosophy and objectives, as well as corporate performance when making executive compensation decisions. For 2022, the following executive compensation policies and practices were in place to drive performance and minimize behaviors that we do not believe serve our stockholders’ long-term interests.

Compensation Framework Highlights

WE DO		HOW DO WE DO IT
✓	Have an independent compensation committee	Only board members qualifying as independent under the Nasdaq listing standards may serve on our compensation committee.

✓	Have an incentive compensation clawback policy	Our Board adopted an the Clawback Policy, which requires repayment of incentives if certain executive conduct results in an accounting restatement.

✓	Employ “double trigger” vesting	In the event of a change in control, equity vesting only accelerates under our executive severance and change in control agreements if an executive’s employment is terminated without cause or the executive resigns for good reason, or if outstanding awards are not assumed or otherwise continued by the acquiror.

✓	Maintain stock ownership guidelines	Our executives are required to maintain meaningful levels of stock ownership to ensure alignment with stockholder interests.

✓	Retain an independent compensation consultant	Our compensation committee has exercised its authority to engage and retain the services of an independent compensation consultant.

✓	Review our compensation strategy annually	Our compensation committee conducts an annual review of our compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

✓	Solicit stockholder feedback on executive compensation	We will hold our first say-on-pay vote this year, a year earlier than required, and we propose to hold our votes annually going forward.

✓	Tie our executive compensation to our performance	Our 2023 executive compensation will emphasize PSUs to ensure our executive compensation is tied to our success.

WE DO NOT		HOW DO WE ENFORCE IT
x	Provide excise tax gross-ups for change in control payments	Our executive severance and change in control agreements provide for “net best” payment limitations for change in control payments.

x	Provide significant perquisites or benefits	Our executive officers generally participate in the same benefit and retirement plans as our employees and we do not offer any additional programs.

x	Beginning in 2023, reprice or exchange underwater stock options without stockholder approval	We have amended our 2021 Equity Incentive Plan to prohibit option repricing or exchange programs without obtaining stockholder approval.

x	Permit hedging or pledging of our stock	Our insider trading policy prohibits directors and employees from pledging our stock or engaging in hedging of our stock to protect from downward price movements.

Compensation Decision Roles

Our compensation committee has final approval of all compensation recommendations for our named executive officers, including our CEO. The committee has engaged Compensia, an independent executive compensation consulting firm, to provide advice and assistance to the committee when making decisions. Compensia reports to the compensation committee, and all services provided by Compensia are on behalf of the committee.

Compensation Committee		Compensia		CEO and Management
✓	Review and approve annual performance and compensation of CEO and NEOs	✓	Provide advice and assistance to the compensation committee when making compensation decisions	✓	CEO annually reviews performance of all executives
✓	Review, recommend, and approve compensation plans	✓	Assist with reviews and updates on compensation best practices and provide competitive market data for salary and incentive compensation	✓	Management develops the strategic plan and business goals that are incorporated into incentives for performance measures
✓	Annually review the Company’s peer group	✓	Provide the compensation committee with updates on regulatory and compliance changes related to executive compensation as applicable	✓	CEO makes recommendations for salary and incentive compensation of other executives commensurate with executive and Company performance
✓	Oversee the Clawback Policy and Stock Ownership Guidelines	✓	Provide the compensation committee with analysis for peer group selection

Setting Executive Compensation

In determining appropriate compensation opportunities for our NEOs, the compensation committee reviews competitive market data provided by Compensia on compensation practices among a peer group of companies with similar characteristics. On behalf of the committee, Compensia conducts an annual review of the compensation practices of our peer group.

Our peer group is established using a set of guiding principles:

✓	Limit consideration to companies with approximately one-half to two times our revenue and approximately one-third to three times our market capitalization;
✓	Include domestic, publicly traded companies with a focus on education services or software/internet services; and
✓	Refine by focusing on companies with strong 1- to 3-year revenue growth trajectories.

In May 2021, prior to the Company’s initial public offering, the compensation committee directed Compensia to develop the Company’s initial peer group for assessing competitive compensation practices. In June 2021, Compensia recommended to the compensation committee the following peer group consisting of 20 publicly traded technology companies, which the committee subsequently approved. The selected companies had last four quarters revenues ranging from $294 million to $1,408 million, with a median of $530 million, and 30-day average market capitalizations in May 2021 ranging from $1,219 million to $12,620 million, with a median of $6,164 million. At the time of approval, we were positioned at the 52nd percentile for revenue and believed our market capitalization after our IPO would align with the 50th percentile. The companies comprising the compensation peer group were as follows:

Stride	Chegg	Alteryx	Smartsheet
Grand Canyon Education	New Relic	Five9	BlackLine
2U	Alarm.com Holdings	Medallia	Appian
Box	Paylocity Holding	Anaplan	Fastly
Aspen Technology	Elastic N.V.	Upwork	Everbridge

This compensation peer group was used by the compensation committee, together with other relevant data, in connection with its annual review of our executive compensation program in 2022.

The compensation committee reviews our compensation peer group at least annually and adjusts its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the compensation peer group. We refreshed our peer group in August 2022. Compensia undertook a detailed review of the prior peer group and recommended deletions of companies that were no longer aligned with our selection criteria and proposed additions that better conformed to our criteria. They recommended the replacement of seven peer companies with seven new companies, many of whom had conducted their initial public offering in 2021 and then during 2022 had published their first proxy statement. Compensia recommended replacing Aspen Technology, Elastic N.V., Five9, Medallia, Paylocity, Smartsheet, and Stride with Coursera, Duolingo, KnowBe4, Ping Identity, PowerSchool Holdings, Skillsoft, and Zuora, which recommendation the compensation committee later approved. This revised peer group was used by the compensation committee in connection with its annual review of our executive compensation program in early 2023.

Compensation Positioning

Our compensation committee does not use a single method or measure in approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which our compensation committee considers when approving the amount of each compensation element for our executive officers, provide a framework for its compensation decision-making:

•	Our executive compensation program objectives
•	Our performance against the financial and operational goals and objectives established by our compensation committee and our Board
•

Each individual executive officer’s qualifications, knowledge, skills, experience, tenure, role, and responsibilities relative to similarly situated executives at the companies in our compensation peer group

•

The prior performance of each individual executive officer, based on an assessment of their contributions to our overall performance and ability to lead their business unit or function and work as part of a team

•	The potential of each executive officer to contribute to our long-term financial, operational, and strategic objectives
•	The CEO’s compensation relative to that of our executive officers and compensation parity among our executive officers
•	Our financial performance relative to our peers
•

The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data

•

In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years

•	The recommendations of our CEO regarding the compensation of our executive officers

3	Framework for Executive Compensation

Elements of Compensation

During 2022, the principal elements of our compensation program for our executive officers, including our named executive officers, consisted of base salary, annual cash incentive compensation, and long-term incentive compensation delivered in the form of restricted stock units, or RSUs, that are settled in shares of our common stock upon satisfaction of time-based vesting conditions. While the pay mix may vary year to year, the ultimate goal is to achieve our compensation objectives as described above.

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, and expected future performance and contributions

Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position

Cash bonus	Achievement of pre-established corporate and individual performance objectives as well as leadership	Motivates executive officers to drive company growth - for 2022, the corporate performance objectives were revenue and adjusted EBITDA margin
Long-term incentives (equity awards)	Enhancement of long-term stockholder value	Annual equity awards that vest quarterly over four years and provide a variable “at risk” pay opportunity. Because the ultimate value of these equity awards is directly related to the market price of our common stock, and the awards are earned over an extended period subject to vesting, they serve to focus our executive officers on the creation and maintenance of long-term stockholder value. Vesting requirements promote retention.

Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers are eligible for post-employment (change in control) payments and benefits under certain circumstances. Our executive officers may receive severance payments upon termination of employment under certain circumstances as well.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a world class management team that is focused on building a sustainable enterprise for the future. The compensation committee seeks to set competitive base salaries, comparable to market standards, that are equitable across the executive team based on level of impact and contributions.

The compensation committee reviews the base salaries of our executive officers, including our named executive officers, annually and makes adjustments to their base salaries as it determines to be necessary or appropriate.

In May 2022, the compensation committee reviewed the base salaries of our executive officers, including our named executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of Mr. Coccari, as well as the other factors described above. Following this review, the compensation committee set the base salaries of our executive officers for 2022 at levels that it believed were appropriate to maintain their competitiveness. The size of the increases reflects the differences between private and public company executive officers, with public companies tending to pay higher cash compensation. In addition, market conditions at the time showed that many companies were increasing base salaries more than in the past to address the significant rise in inflation. Mr. Coccari’s base salary was not increased at his request as he preferred to focus our cash compensation budget on our other employees to increase retention. The base salaries paid to our named executive officers for 2022 were as follows:

Named Executive Officer	2021 Base Salary	2022 Base Salary	Percentage Adjustment
Gregg Coccari	$500,000	$500,000	—

Greg Brown	$500,000	$540,000	8.0%

Sarah Blanchard	$400,000	$432,000	8.0%

Prasad Gune	$375,000	$400,000	6.7%

Llibert Argerich	$344,000	$371,500	8.0%

Annual Incentive Bonus Plan

We use annual cash bonuses to motivate our executive officers, including our named executive officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash bonuses are intended to help us deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year to year.

Typically, the compensation committee establishes target bonus opportunities pursuant to a formal cash bonus plan that measures and rewards our executive officers for our actual corporate and individual performance over our fiscal year. The cash bonus plan is designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses (or no bonuses) when we do not achieve these objectives.

In 2022, the compensation committee determined to award cash bonus opportunities to our executive officers, including our named executive officers, pursuant to the Bonus Plan.

Target Bonus Opportunities

In February 2022, the compensation committee reviewed the target bonus opportunities of our executive officers, including for our named executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our former chief executive officer, as well as the other factors described above. Following this review, Ms. Blanchard’s target bonus opportunity was increased to 70%. No other adjustments to the target bonus opportunity for our named executive officers for fiscal year 2022 were made as it was determined that the current target bonus opportunities were appropriate and sufficiently market competitive. For fiscal year 2022, the target bonus opportunities for each of our named executive officers under the Bonus Plan, expressed as a percentage of their annual base salary, were as follows:

Named Executive Officer	2022 Target Bonus Opportunity as a Percentage of Base Salary	2022 Target Bonus Opportunity
Gregg Coccari	50%	$250,000

Greg Brown	75%	$400,151

Sarah Blanchard	70%	$298,779

Prasad Gune	50%	$197,980

Llibert Argerich	50%	$183,528

The target annual cash bonus opportunities of our executive officers, including the named executive officers, were weighted 75% on corporate performance objectives and 25% on individual performance objectives. The compensation committee determined this allocation to be appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan while, at the same time, recognizing their contributions to the achievement of these objectives and the successful execution of their individual roles and responsibilities.

Corporate Performance Objectives

Under the Bonus Plan, the corporate performance measures were annual revenue (the “Revenue Goal”), which was afforded 75% weighting of corporate performance, and adjusted EBITDA margin (the “Adjusted EBITDA Margin Goal”) which was afforded 25% weighting of corporate performance. If either corporate performance goal was not achieved at least at threshold, then payout would have been zero for both corporate performance goals, regardless of whether we achieved the other corporate performance goal above threshold. The compensation committee believed these performance measures were appropriate for our business given the importance of responsible but meaningful revenue growth in 2022, our first full year as a public company. The compensation committee established target performance levels for these measures that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

Revenue Goal

Corporate Performance Measure	Weighting of Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level	Maximum Performance Level	Maximum Payment Level
Revenue	75%	$625.0 million	25%	$661.1 million	100%	$793.3 million	200%

For actual revenue results between performance levels (i.e., between threshold and target or between target and maximum), the payment amount is calculated on a linear basis based on the percentage achievement between performance levels.

Adjusted EBITDA Margin Goal

Corporate Performance Measure	Weighting of Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level
Adjusted EBITDA Margin*	25%	(10.5)% Adjusted EBITDA margin	0%	(9.6)% Adjusted EBITDA margin	100%

* Adjusted EBITDA Margin is a non-GAAP financial measure. For information on how this measure is calculated, see “Other Matters—Explanation of Performance Metrics and Non-GAAP Financial Measures.”

The Adjusted EBITDA Margin Goal was a binary goal in our Bonus Plan. If our adjusted EBITDA margin had been below (10.5)%, the entire corporate performance component of our Bonus Plan would have been zero, regardless of our revenue performance, in order to incentivize thoughtful spending in pursuit of revenue growth. At or above (10.5)% but below (9.6)% adjusted EBITDA margin, the Adjusted EBITDA Margin Goal payout would have been zero, but we would have received credit for our revenue performance. Upon achievement of (9.6)% or higher adjusted EBITDA margin, the Adjusted EBITDA Margin Goal is considered 100% achieved and pays out in full. Going forward, we plan to leverage thresholds, targets, and maximums for corporate performance goals rather than binary targets and payouts.

Individual Performance Objectives

In addition to the corporate performance objectives, the target annual cash incentive for our executive officers, including our named executive officers, were also based on each executive officer’s achievement against their individual performance objectives. For each named executive officer, payment for the individual performance component of the Bonus Plan is 25% of such executive officer’s target annual cash incentive. Individual performance objectives for each executive officer were established at the beginning of the year in discussions with our chief executive officer. These objectives could be quantitative or qualitative goals, depending on the organizational priorities for a given year, and typically focused on key departmental or operational objectives or functions. After the end of the year, Mr. Coccari submitted bonus recommendations to the compensation committee for review and approval. Going forward, we are discontinuing the use of individual performance objectives for determination of executive officer bonuses, and instead relying 100% on measurable corporate performance objectives.

2022 Performance Results and Bonus Decisions

In 2022, the compensation committee determined that our actual achievement with respect to the corporate performance objective under the 2022 bonus was as follows:

	Company Performance
	Revenue	Adjusted EBITDA Margin
2022 Target performance	$661.1 million	(9.6)%

2022 Actual Performance	$629.1 million	(7.7)%

% of Element Earned	33.5%	100%

Company Performance Element Weighting	75%	25%

The compensation committee determined that, based on our actual achievement of the Revenue Goal and the Adjusted EBITDA Margin Goal for 2022, the corporate performance objective was achieved, in the aggregate, at a 50.1% level. Based on its review of our overall corporate performance, and taking into account each named executive officer’s 100% attainment of their individual performance objectives for 2022, the compensation committee approved bonus payments as follows for our named executive officers, which were paid in March 2023:

Named Executive Officer	Target Bonus Opportunity	Actual Bonus Payment	Percentage of Target Bonus Opportunity Earned

Gregg Coccari	$250,000	$156,484	62.6%

Greg Brown	$400,151	$250,469	62.6%

Sarah Blanchard	$298,779	$187,017	62.6%

Prasad Gune	$197,980	$123,923	62.6%

Llibert Argerich	$183,528	$114,877	62.6%

The annual cash bonuses paid to our named executive officers for 2022 are set forth in the “2022 Summary Compensation Table” below.

Long-Term Incentive Compensation

2022 Executive Equity Grants

We use long-term incentive compensation in the form of equity-based awards to motivate our executive officers, including our named executive officers, by providing them with the opportunity to build an equity interest in Udemy and to share in the potential appreciation of the value of our common stock. Like many companies, especially in the technology sector, prior to our IPO we relied on stock options for long-term incentive compensation. Following our IPO, we shifted to RSUs as the principal vehicle for delivering long-term incentives. Our compensation committee believes RSUs are an appropriate and useful equity incentive for our executives because they incentivize while generally using fewer shares of common stock than stock options, offer value to the recipient even in the absence of stock price appreciation (promoting retention), but also provide incentives to our executive team that are aligned with our stockholders as the value of an RSU increases with an increase in the value of the underlying share of our stock.

In determining the size of the equity awards granted to our executive officers, the compensation committee considers the recommendations of our chief executive officer as well as the other factors described above. The compensation committee also considers the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives. The compensation committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.

In May 2022, the compensation committee approved RSU grants for our executive officers other than Mr. Coccari to retain such executive officers and in recognition of each person’s individual potential for future impact and contributions to Udemy. Mr. Coccari requested that he not receive a grant in 2022 so that the shares could be granted to other employees to facilitate their retention. The equity awards granted to our named executive officers in 2022 are set forth in the table below. Each RSU award vests in 16 equal quarterly installments beginning August 15, 2022, subject to continued service.

Named Executive Officer	2022 Restricted Stock Unit Awards (#)
Gregg Coccari	—

Greg Brown	175,000

Sarah Blanchard	175,000

Prasad Gune	75,000

Llibert Argerich	75,000

Option Exchange Program

In July 2022 we commenced an exchange offer to eligible employees, including certain of our named executive officers, offering the opportunity to exchange certain stock options and stock appreciation rights with an exercise price per share equal to or greater than $11.13 for RSUs on a one-for-one basis (the “Exchange Program”). We implemented the Exchange Program to address serious employee retention concerns. In the year leading up to our IPO in October 2021, more than half of our employees received nearly 8.2 million stock options with exercise prices between $11.13 and $34.14. By early 2022, our stock price had fallen to between $10 and $15, while at the same time we were contending with a very competitive labor market—in the first half of 2022, our attrition rate was more than 25% on an annualized basis. In an effort to slow employee attrition and continue to manage our business without undue disruption, we decided that the most effective approach would be to allow our employees with stock options priced at or above $11.13 to exchange them for RSUs covering the same number of shares, but with a new vesting schedule of two to three years following the exchange. RSUs received in the Exchange Program by our named executive officers are set forth below. Gregg Coccari, our CEO at the time, was not eligible to participate in the Exchange Program.

Named Executive Officer	RSUs Received in Exchange Program (#)
Gregg Coccari	—

Greg Brown	1,100,000

Sarah Blanchard	1,000,000

Prasad Gune	100,000

Llibert Argerich	87,500

Due to the urgency of this situation, we determined that obtaining formal stockholder approval of the Exchange Program would unduly delay our ability to communicate our intention to employees and thus would materially jeopardize the desired retention effect. We recognize that obtaining stockholder approval for a program such as this is preferred by stockholders generally. However, it is worth noting that members of our Board, who unanimously approved the Exchange Program, represented voting power covering 49% of our outstanding shares at the time. We further recognize that most exchange programs are conducted on a less generous basis than one RSU for each exchanged stock option. However, by the time we launched the Exchange Program in 2022, our stock price had depreciated to the point that the value of the RSU awards we were granting to newly hired employees at that time was substantially equivalent to the value of the stock options we were granting to newly hired employees in the same roles in 2020 and 2021.

The compensation committee wants stockholders to know that the committee has stockholders’ best interests in mind. To demonstrate the compensation committee’s accountability in promoting stronger alignment between management and stockholders, we have adopted new initiatives relating to executive compensation:

•	We have amended our 2021 Equity Incentive Plan to prohibit another option exchange program without obtaining stockholder approval.

•	Beginning in 2023, half of executive long-term incentive awards are comprised of performance stock units subject to forfeiture if certain performance targets are not achieved.

•	We have adopted a Clawback Policy that may require repayment of incentives if certain executive conduct results in an accounting restatement.

•	We have adopted Stock Ownership Guidelines to further align executive and stockholder interests.

•	Our 2023 annual incentive bonus for our executive team will be 100% based on corporate performance.

Stock Ownership Guidelines

In 2022 we adopted Stock Ownership Guidelines that prescribe required levels of stock ownership and the timeline for achieving the required levels. These guidelines are designed to further strengthen and align our leadership with stockholders’ interests. As of March 2023, all NEOs are either meeting or on track to meet the required holdings based on the ownership levels required. Only shares held by an executive, directly or indirectly, qualify toward satisfaction of our Stock Ownership Guidelines. Shares underlying equity-based incentives, such as unexercised stock options or unvested RSUs, do not qualify toward satisfaction of our Stock Ownership Guidelines.

Role	Ownership Guideline
CEO	5 times base salary
Executives reporting to the CEO	1 times base salary

Clawback Policy

In 2022, our Board adopted a Clawback Policy that covers all forms of incentive compensation paid to current and former executive officers. Under the terms of the policy, incentive compensation may be required to be repaid if the covered executive’s misconduct or willful omission results in a material accounting restatement, and it is determined that such misconduct resulted in an overpayment of incentive compensation. We intend to amend this Clawback Policy or adopt a new policy consistent with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act once applicable Nasdaq listing standards implementing such rule have been finalized.

4	Other Compensation and Benefit Programs

We offer a 401(k) retirement plan, including an employer matching contribution, to our employees (including our NEOs) as a part of our overall compensation strategy. We generally do not offer any enhanced or additional benefits to our NEOs that our employees do not also receive.

Employment Agreements

We have entered into employment agreements with all NEOs and other selected senior executives. The employment agreements with our NEOs specify annual base salary and annual performance-based cash target bonus amounts for each executive, calculated as a specified percentage of the executive’s base salary. The performance measures are determined by the compensation committee annually and are consistent with the measures applied to other senior executives. The employment agreements have no specific term.

Mr. Coccari’s employment agreement provides that for the duration of his employment, we will reimburse his temporary housing and travel expenses to and from his home in Southern California, in an amount not to exceed $10,000 per month, plus an additional amount necessary to make such payments tax neutral to him. Mr. Coccari’s housing payments ceased at the end of 2022. In connection with Mr. Coccari’s retirement in early 2023, we entered into a one-year consulting agreement with him effective as of February 28, 2023. Among other things, the consulting agreement provides that Mr. Coccari will provide transitional advisory advice and other assistance as requested by our new chief executive officer, not to exceed 10 hours per month. Mr. Coccari’s existing equity incentive awards will continue to vest during the term of the consulting agreement and he will continue to be deemed a “service provider” for purposes of Udemy’s equity incentive plans.

Change in Control and Severance Agreements

We compete for executive talent, and we believe that providing severance protection plays an important role in attracting and retaining key executives and enabling them to focus on the Company’s strategic goals. To this end, we also enter into change in control and severance agreements with our executives. The agreements provide for severance payments under certain circumstances, which are discussed in more detail in the “Potential Payments Upon Termination or Change in Control Table” contained in this Proxy Statement. Such agreements eliminate the need to negotiate severance payments and benefits on a case-by-case basis. They also help assure an executive officer that their severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Finally, they act as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Our compensation committee is comprised of two independent directors who meet independence, experience, and other qualification requirements of the Nasdaq listing standards, and the rules and regulations of the SEC. Ms. Schechtman is the chair of our compensation committee. The compensation committee operates under a written charter adopted by the Board. Our charter can be viewed on our website at investors.udemy.com under “Corporate Governance.”

We have relied on management’s representation that the CD&A presented in this Proxy Statement has been prepared with integrity and objectivity and in conformity with SEC regulations. Based upon our review and discussion with management, we recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report.

THE COMPENSATION COMMITTEE

Natalie Schechtman (Chair)

Jeffrey Lieberman

Compensation Program Risk Assessment

We assess our executive compensation and benefits programs to determine whether the programs’ provisions and operation create undesired or unintentional material risk. The risk assessment process includes a review of our compensation program policies and practices, such as our performance-based executive compensation programs and Stock Ownership Guidelines, to ensure that the interests of our executives are aligned with those of our stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking. We regularly review and audit our executive bonus plans to ensure short-term incentives are appropriately linked to business outcomes, and such reviews are shared with the compensation committee.

We have reviewed all of our executive compensation programs and found none that would be reasonably likely to have a material adverse effect on the Company. Our performance-based executive compensation program, as described more fully in CD&A, coupled with our Stock Ownership Guidelines, aligns the interests of our executives with stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking. The compensation committee, with the guidance and assistance of its independent compensation consultant, reviews and approves compensation components for all named executive officers and other executive officers. Annual incentives for executives are reviewed each year and payments are subject to compensation committee discretion. The bonus plans for other team members are linked to financial, customer or operating measures. All our employees (including executive officers) and directors are subject to our Insider Trading Policy, which prohibits hedging existing ownership positions in the Company’s securities, short selling the Company’s stock, purchasing or selling derivative securities, and pledging Company stock or holding it in a margin account.

Additional Information Regarding

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table provides the compensation earned by our chief executive officer, principal financial officer, and the other three most highly compensated executive officers as of the end of each of the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Gregg Coccari President and Chief Executive Officer	2022	500,000	—	—	—	156,484	170,997	827,481
	2021	433,333	—	7,285,517	—	189,623	211,113	8,119,586
	2020	400,000	240,000	—	6,939,496	—	172,918	7,368,933

Greg Brown President, Udemy Business	2022	533,333	—	8,093,331(5)	—	250,469	500	8,877,633
	2021	433,333	—	3,335,844	—	284,435	500	4,054,112
	2020	41,667	25,000	—	6,902,000	—	417	6,969,084

Sarah Blanchard Chief Financial Officer	2022	426,667	—	7,585,527(6)	—	187,017	500	8,199,711
	2021	275,379	—	3,335,844	12,379,233	125,193	—	16,115,649

Prasad Gune Senior Vice President, Product	2022	395,833	—	1,458,164(7)	—	123,923	500	1,978,420

Llibert Argerich Senior Vice President, Marketing	2022	366,917	—	1,390,175(8)	—	114,877	500	1,872,469
	2021	336,000	—	1,429,651	—	118,018	500	1,884,169
	2020	303,333	121,915	—	1,110,000	—	500	1,535,748

(1)

The amounts reported for Messrs. Coccari, Brown and Argerich in 2020 consist of discretionary bonuses paid in 2021 in recognition of our performance in 2020 and their contributions to that performance.

(2)

The amounts disclosed generally represent the aggregate grant date fair value of an award of a stock option or RSUs, as applicable, as calculated in accordance with ASC 718; provided that a portion of the amounts in the “Stock Awards” column for 2022 represents the incremental fair value of RSUs granted in exchange for the cancellation of stock options in August 2022 in connection with the Exchange Program and, with respect to Mr. Brown, in September 2022 in connection with an option cancellation agreement between the Company and Mr. Brown, as described in further detail in the footnotes below and in the section above titled “Compensation Discussion and Analysis - Option Exchange Program”. The assumptions used in calculating the grant date and modification date fair values of the award disclosed in the applicable column are set forth in the notes to our audited financial statements included in our Annual Report. These amounts do not correspond to the actual value that may be recognized by our named executive officers upon vesting of the applicable awards.

(3)

The amounts reported for 2021 and 2022 represent the amounts earned by our named executive officers in calendar years 2021 and 2022 and paid in calendar years 2022 and 2023, respectively, under Udemy’s Annual Incentive Bonus Plan for such year, as described in more detail in the section titled “Compensation Discussion and Analysis – Annual Incentive Bonus Plan.”

(4)

In 2022, 2021, and 2020, we paid Mr. Coccari a monthly stipend to assist with housing and personal travel costs, plus an amount sufficient to ensure that the payment of the monthly stipend was tax neutral to Mr. Coccari. The amounts reported in 2022 consist of (i) for Mr. Coccari, aggregate stipend payments of $111,636 and aggregate tax neutrality payments of $59,361 and (ii) for Ms. Blanchard and Messrs. Brown, Gune, and Argerich, amounts paid for matching 401(k) contributions by us. The amounts reported in 2021 consist of (i) for Mr. Coccari, aggregate stipend payments of $111,636 and aggregate tax neutrality payments of $99,477 and (ii) for Messrs. Brown and Argerich, amounts paid for matching 401(k) contributions by us. The amounts reported in 2020 consist of (i) for Mr. Coccari, aggregate stipend payments of $111,636 and aggregate tax neutrality payments of $61,282 and (ii) for Messrs. Brown and Argerich, amounts paid for matching 401(k) contributions by us.

(5)

Consists of RSUs granted in May 2022 with aggregate grant date fair value of $2,133,250 plus RSUs received in exchange for stock options in August and September 2022 with aggregate incremental modification value of $5,960,081.

(6)

Consists of RSUs granted in May 2022 with aggregate grant date fair value of $2,133,250 plus RSUs received in exchange for stock options in August 2022 with aggregate incremental modification value of $5,452,277.

(7)

Consists of RSUs granted in May 2022 with aggregate grant date fair value of $914,250 plus RSUs received in exchange for stock options in August 2022 with aggregate incremental modification value of $543,914.

(8)

Consists of RSUs granted in May 2022 with aggregate grant date fair value of $914,250 plus RSUs received in exchange for stock options in August 2022 with aggregate incremental modification value of $475,925.

Grants of Plan-Based Awards in 2022

The following table sets forth information concerning grants of cash and stock-based awards made under our annual and long-term incentive plans during 2022. The threshold, target, and maximum non-equity incentive award amounts shown in the table represent the amounts to be paid if our performance had met the respective levels of the applicable performance measures. The performance measures are more fully described under the heading “Annual Incentive Bonus Plan” in the CD&A.

	Grant or Modification Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			All Other Stock Awards
Name		Threshold	Target	Maximum	Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards ($)(3)	Incremental Modification Fair Value of Stock Awards ($)(3)

Gregg Coccari	3/21/2022	35,156	250,000	390,625	—	—	—

Greg Brown	3/21/2022	56,271	400,151	625,236	—	—	—

	5/15/2022	—	—	—	175,000(4)	2,133,250	—

	8/6/2022	—	—	—	750,000(5)	—	4,062,508

	8/6/2022	—	—	—	175,000(6)	—	983,536

	9/21/2022	—	—	—	175,000(7)	—	914,037

Sarah Blanchard	3/21/2022	42,016	298,779	466,842	—	—	—

	5/15/2022	—	—	—	175,000(4)	2,133,250	—

	8/06/2022	—	—	—	1,000,000(8)	—	5,452,277

Prasad Gune	3/21/2022	27,841	197,980	309,344	—	—	—

	5/15/2022	—	—	—	75,000(4)	914,250	—

	8/06/2022	—	—	—	100,000(9)	—	543,914

Llibert Argerich	3/21/2022	25,809	183,528	286,763	—	—	—

	5/15/2022	—	—	—	75,000(4)	914,250	—

	8/06/2022	—	—	—	87,500(10)	—	475,925

(1)

Amounts in the “Estimated Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our Bonus Plan based upon the combined achievement of individual and corporate performance goals during 2022. 75% of each named executive officer’s bonus opportunity is based on the achievement of corporate performance goals and is capped at 175% on a blended basis. 25% of each named executive officer’s bonus opportunity is based on individual performance. The actual amounts paid to our named executive officers are set forth in the “2022 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis – Target Bonus Opportunities.”

(2)	These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock.
(3)

The dollar values of the RSU awards represent the grant date fair value per share and incremental modification date fair value per share calculated on the basis of the fair market value of the underlying shares of our common stock on the grant date in accordance with ASC 718, provided that the dollar value of the RSUs granted on August 6, 2022 and September 21, 2022 represents the incremental fair value of such RSUs, which were granted in exchange for the cancellation of stock options in connection with the Exchange Offer and the option cancellation agreement between Mr. Brown and the Company. The assumptions used in calculating the fair value of the RSUs reported in these columns are set forth in the notes to our consolidated financial statements included in our Annual Report. The actual value that the named executive officer will realize on each RSU award will depend on the price per share of our common stock at the time the shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our named executive officers.

(4)	The RSUs underlying this award vest in 16 equal quarterly installments beginning on August 15, 2022, subject to continued service.
(5)

390,625 of the RSUs underlying this award vested on November 15, 2022; 46,875 RSUs will vest each quarter in 2023 and 57,292 will vest each quarter between February 15, 2024 and August 15, 2024, subject to continued service. On August 6, 2022, pursuant to the Exchange Offer, the Company canceled an option grant for 750,000 shares of the Company’s common stock granted to Mr. Brown on November 23, 2020 and in exchange Mr. Brown received RSUs covering 750,000 shares of the Company’s common stock.

(6)

The RSUs underlying this award vested in full on November 15, 2022. On August 6, 2022, pursuant to the Exchange Program, the Company canceled an option grant for 175,000 shares of the Company’s common stock granted to Mr. Brown on November 23, 2020. Pursuant to the Exchange Program, Mr. Brown received RSUs covering 175,000 shares of the Company’s common stock.

(7)

The RSUs underlying this award vested in full on November 15, 2022. On September 21, 2022, the Company canceled an option grant for 175,000 shares of the Company’s common stock granted to Mr. Brown on November 23, 2020. Pursuant to the option cancellation agreement between Mr. Brown and the Company, Mr. Brown received RSUs covering 175,000 shares of the Company’s common stock.

(8)

458,333 of the RSUs underlying this award vested on November 15, 2022; 62,500 RSUs will vest each quarter in 2023 and 72,917 will vest each quarter in 2024, subject to continued service. On August 6, 2022, pursuant to the Exchange Program, the Company canceled an option grant for 1,000,000 shares of the Company’s common stock granted to Ms. Blanchard on February 24, 2021 and in exchange Ms. Blanchard received RSUs covering 1,000,000 shares of the Company’s common stock.

(9)

56,250 of the RSUs underlying this award vested on November 15, 2022; 6,250 RSUs will vest each quarter between February 15, 2023 and August 15, 2024, subject to continued service. On August 6, 2022, pursuant to the Exchange Program, the Company canceled an option grant for 100,000 shares of the Company’s common stock granted to Mr. Gune on November 23, 2020. Pursuant to the Exchange Program, Mr. Gune received RSUs covering 100,000 shares of the Company’s common stock.

(10)

43,750 of the RSUs underlying this award vested on November 15, 2022; 6,250 RSUs will vest each quarter between February 15, 2023 and August 15, 2024, subject to continued service. On August 6, 2022, pursuant to the Exchange Program, the Company canceled an option grant for 87,500 shares of the Company’s common stock granted to Mr. Argerich on November 23, 2020. Pursuant to the Exchange Program, Mr. Argerich received RSUs covering 87,500 shares of the Company’s common stock.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information concerning stock-based awards granted to our named executive officers that were outstanding at the end of our last fiscal year.

	Grant Date	Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Gregg Coccari	03/14/2019(2)	4,375,872	214,169	3.12	3/13/2029	—	—

	05/19/2020(3)	926,389	421,086	6.58	5/18/2030	—	—

	11/15/2021(4)	—	—	—	—	241,621	2,549,102

Greg Brown	11/15/2021(4)	—	—	—	—	110,632	1,167,168

	05/15/2022(5)	—	—	—	—	153,125	1,615,469

	08/06/2022(6)	—	—	—	—	359,375	3,791,406

Sarah Blanchard	11/15/2021(4)	—	—	—	—	110,632	1,167,168

	05/15/2022(5)	—	—	—	—	153,125	1,615,469

	08/06/2022(7)	—	—	—	—	541,667	5,714,587

Prasad Gune	12/06/2019(8)	235,700	100,000	3.12	12/05/2029	—	—

	11/15/2021(4)	—	—	—	—	75,862	800,344

	05/15/2022(5)	—	—	—	—	65,625	692,344

	08/06/2022(9)	—	—	—	—	43,750	461,563

Llibert Argerich	07/30/2018(10)	4,167	0	3.06	07/29/2028	—	—

	10/12/2018(11)	7,292	0	3.06	10/11/2028	—	—

	10/09/2019(12)	37,243	16,667	3.12	10/08/2029	—	—

	05/05/2020(3)	43,750	31,250	6.58	05/04/2030	—	—

	11/15/2021(4)	—	—	—	—	47,414	500,218

	05/15/2022(5)	—	—	—	—	65,625	692,344

	08/06/2022(13)	—	—	—	—	43,750	461,563

(1)	Calculated by multiplying the closing market price of our common stock at December 30, 2022 ($10.55 per share) by the number of unvested RSUs at December 31, 2022 as indicated in the prior column.
(2)	The shares underlying this option vest in 48 equal monthly installments beginning on March 4, 2019, subject to continued service.
(3)	The shares underlying this option vest in 48 equal monthly installments beginning on April 1, 2020, subject to continued service.
(4)

The RSUs underlying this award were originally scheduled to vest in 12 equal quarterly installments beginning on November 15, 2022 (for Mr. Coccari), November 15, 2024 (for Messrs. Gune and Argerich), February 15, 2025 (for Mr. Brown), and May 15, 2025 (for Ms. Blanchard), subject to continued service. During 2022, the vesting schedules of the grants made to Ms. Blanchard and Messrs. Brown, Gune, and Argerich were amended to conform to the vesting schedule provided to Mr. Coccari.

(5)	The RSUs underlying this award vest in 16 equal quarterly installments beginning on August 15, 2022, subject to continued service.
(6)

390,625 of the RSUs underlying this award vested on November 15, 2022; 46,875 RSUs will vest each quarter in 2023 and 57,292 will vest each quarter between February 15, 2024 and August 15, 2024, subject to continued service.

(7)	458,333 of the RSUs underlying this award vested on November 15, 2022; 62,500 RSUs will vest each quarter in 2023 and 72,917 will vest each quarter in 2024, subject to continued service.
(8)	One-fourth of the shares underlying the option vested on December 2, 2020 and 1/48th vests monthly thereafter, subject to continued service.
(9)	56,250 of the RSUs underlying this award vested on November 15, 2022; 6,250 RSUs will vest each quarter between February 15, 2023 and August 15, 2024, subject to continued service.
(10)	One-fourth of the shares underlying the option vested on June 18, 2019 and 1/48th vests monthly thereafter, subject to continued service.
(11)	One-fourth of the shares underlying the option vested on October 12, 2019 and 1/48th vests monthly thereafter, subject to continued service.
(12)	The shares underlying this option vest in 48 equal monthly installments beginning on September 1, 2019, subject to continued service.
(13)	43,750 of the RSUs underlying this award vest on November 15, 2022; 6,250 RSUs will vest each quarter between February 15, 2023 and August 15, 2024, subject to continued service.

Option Exercises and Stock Vested in 2022

The following table sets forth information with respect to our NEOs who vested in stock awards or exercised options during 2022. The values realized on exercise or vesting do not reflect the sale price of the shares or whether a sale was made.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gregg Coccari	—	—	21,965	252,598(5)

Gregory Brown	—	—	10,937	169,524(6)

	—	—	175,000	2,182,250(7)

	—	—	586,620	6,746,130(5)
Sarah Blanchard	—	—	10,937	169,524(6)

	—	—	458,333	5,715,413(7)

	—	—	20,995	241,443(5)

Prasad Gune	4,000	54,480(1)	4,687	72,649(6)

	21,800	253,098(2)	56,250	701,438(7)
	—	—	11,584	133,216(5)

Llibert Argerich	21,875	196,875(3)	4,687	72,649(6)

	5,225	46,712(4)	43,750	545,563(7)
	—	—	8,998	103,477(5)

(1)	Value realized on exercise equals the difference between the closing price of $16.74 on February 1, 2022, less the exercise price of $3.12, multiplied by the quantity of options exercised.
(2)	Value realized on exercise equals the difference between the closing price of $14.73 on October 28, 2022, less the exercise price of $3.12, multiplied by the quantity of options exercised.
(3)	Value realized on exercise equals the difference between the closing price of $12.06 on March 16, 2022, less the exercise price of $3.06, multiplied by the quantity of options exercised.
(4)	Value realized on exercise equals the difference between the closing price of $12.06 on March 16, 2022, less the exercise price of $3.12, multiplied by the quantity of options exercised.
(5)	Value realized on vesting equals the closing price of $11.50 on December 15, 2022, the date settlement was initiated, multiplied by the quantity of RSUs vesting.
(6)	Value realized on vesting equals the closing price of $15.50 on August 12, 2022, the date settlement was initiated, multiplied by the quantity of RSUs vesting.
(7)	Value realized on vesting equals the closing price of $12.47 on December 8, 2022, the date settlement was initiated, multiplied by the quantity of RSUs vesting.

Potential Payments upon Termination of Employment or Change in Control

The following table describes the potential payments that would have been provided to each of our named executive officers pursuant to the applicable change in control and severance agreement in the event that they were terminated without “cause” (excluding death or disability) or they resigned for “good reason” (as defined in the applicable agreement) outside of, and within, the applicable change in control period under such change in control and severance agreements (which period begins three months before the occurrence of a change of control and ends twelve months after the occurrence of a change of control), assuming such termination occurred on December 31, 2022 and the applicable release requirement is satisfied.

	Termination without Cause or Resignation for Good Reason outside the Change in Control Period			Termination without Cause or Resignation for Good Reason within the Change in Control Period
Named Executive Officer	Salary Severance ($)	Value of Continued Health Coverage ($)(1)	Total ($)	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)(1)	Value of Equity Acceleration ($)(2)	Total ($)

Gregg Coccari	500,000	11,330	511,330	500,000	250,000	11,330	5,812,089	6,573,419

Greg Brown	740,075(3)	18,788	758,863	540,000	400,151	18,788	6,574,043	7,532,982

Sarah Blanchard	432,000	31,460	463,460	432,000	298,779	31,460	8,497,224	9,259,463

Prasad Gune	200,000	15,547	215,547	400,000	197,980	31,093	2,697,251	3,326,324

Llibert Argerich	185,750	12,214	197,964	371,500	183,528	24,427	1,902,023	2,481,478

(1)

The amounts reported in these columns represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for the executive and the executive’s eligible dependents for 12 months (or 6 months for Messrs. Gune and Argerich outside the change in control period). The amounts presented are based on estimates for maintaining group health insurance continuation benefits under our 2023 health insurance plans.

(2)

The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration by the closing price of our common stock on December 30, 2022, which was $10.55 per share. The value of the accelerated stock options is calculated by multiplying the number of shares subject to acceleration for each stock option by the difference between $10.55 and the applicable exercise price per share.

(3)	The amount consists of 12 months of salary and 50% of Mr. Brown’s annual target bonus.

Each named executive officer’s change in control and severance agreement provides for an initial term ending on September 1, 2024. At the end of the initial term and each third anniversary thereafter, the agreement will renew automatically for additional three-year terms unless either party provides the other with written notice of non-renewal at least 60 days prior to such automatic renewal.

Pursuant to each named executive officer’s change in control and severance agreement, if, within the three-month period prior to or the 12-month period following a “change in control” (defined in the agreement), we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the named executive officer resigns for “good reason” (defined in the agreement), and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months of the named executive officer’s then current annual base salary plus 100% of the named executive officer’s annual target bonus for the year of termination, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months, (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of the named executive officer’s then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement), and (iv) with respect to Mr. Brown and Ms. Blanchard, the post-termination exercise period for each of their vested and outstanding stock options, if any, will extend to one year from the date of their termination of employment.

Pursuant to each named executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following a “change in control”, we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the named executive officer resigns for “good reason”, and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months (or 6 months for Mr. Argerich and Mr. Gune) of their then current annual base salary and, for Mr. Brown only, an amount equal to his pro-rated annual target bonus, subject to a maximum cap of 50% of his annual target bonus, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months (or 6 months for Mr. Argerich and Mr. Gune), and (iii) with respect to Mr. Brown and Ms. Blanchard, the post-termination exercise period for each of their vested and outstanding stock options, if any, will extend to one year from the date of their termination of employment.

In the event of a change in control, the change in control and severance agreements provide that if payments related to a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, and if reducing the amount of the payments would result in greater benefits to him or her (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the change in control payments), we will reduce the change in control payments by the amount necessary to maximize the benefits received by him or her, determined on an after-tax basis. The agreements do not provide for tax gross up payments.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2022, which consists of our 2010 Equity Incentive Plan (the “2010 Plan”), our 2021 Equity Incentive Plan, and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	26,593,642(2)	$4.19(3)	4,743,704(4)
Equity compensation plans not approved by security holders	—	—	—
Total	26,593,642	$4.19	4,743,704

(1)

The Company initially reserved 13,800,000 shares for issuance under the 2021 Plan. The amount available for issuance under the 2021 Plan is subject to an annual increase on the first day of each year, beginning on January 1, 2023, in an amount equal to 5% of the outstanding shares of our common stock on the last day of the immediately preceding calendar year or a lesser amount determined by our Board or our compensation committee. The amount available for issuance also includes any shares subject to awards granted under the 2010 Plan that, on or after October 29, 2021, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. No further equity awards will be granted under the 2010 Plan. We also initially reserved 2,800,000 shares of our common stock under the 2021 ESPP. Shares reserved for issuance under the 2021 ESPP increase on the first day of each year, beginning in 2023, in an amount equal to the least of 1% of the outstanding shares of common stock on the last day of the immediately preceding year, three times the initial number of shares reserved under the ESPP, or a lesser amount determined by our Board or our compensation committee.

(2)

Includes 10,333,771 shares of common stock issuable upon the exercise of outstanding stock options and 16,178,101 shares of common stock issuable upon the vesting of RSUs, and 81,770 stock appreciation rights that are settled in cash upon exercise.

(3)	As RSUs do not have an exercise price, such awards are not included in the weighted average exercise price calculation.
(4)	As of December 31, 2021, there were 2,814,126 shares reserved for issuance under the 2021 Plan and 1,929,578 shares reserved for issuance under the 2021 ESPP.

Pay Versus Performance
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following information about the relationships between compensation actually paid to named executive officers and Company performance. In this section, we refer to “compensation actually paid” (“CAP”) and other terms used in the applicable SEC rules. CAP reflects adjusted values to equity awards during the years shown in the table based on year-end
stock prices, various accounting assumptions, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals. For a discussion of how our compensation committee assessed
“pay-for-performance”
and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation, see “Compensation Discussion and Analysis” above.

					Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)	Net Income ($) (6)	Revenue ($) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	827,481	(15,622,773)	5,232,058	3,321,491	38	68	(153,875,000)	629,097,000
2021	8,119,586	44,992,372	10,721,755	12,875,733	71	106	(80,026,000)	515,657,000

(1)	The named executive officers included in the above table were:

Year	Principal Executive Officer (PEO)	Non-PEO Named Executive Officers

2022	Gregg Coccari	Sarah Blanchard, Greg Brown, Prasad Gune, and Llibert Argerich
2021	Gregg Coccari	Sarah Blanchard and Velayudhan Venugopal

(2)	The compensation actually paid to our PEO reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

			2021	2022

	Summary Compensation Table Total Compensation for PEO	(a)	$8,119,586	$827,481

-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	7,285,517	—

+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	5,150,470	—

+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	16,901,011	(7,352,637)

+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	—	—

+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	22,106,821	(9,097,618)

-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	—	—

=	Compensation Actually Paid		$44,992,372	$ (15,622,773)

For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of the stock option awards and RSUs in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within 2022 and 2021, which are valued as of the applicable vesting date. The valuation assumptions used in the calculations of such amounts are set forth in the notes to our audited financial statements included in our Annual Report.

(3)
The average compensation actually paid to our
non-PEO
named executive officers reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

			2021	2022

	Average Summary Compensation Table Total Compensation for Non-PEO Named Executive Officers	(a)	$10,721,755	$5,232,058

-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	10,240,286	4,631,799

+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	9,304,017	3,761,186

+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	1,351,197	(1,085,448)

+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	—	5,076,319

+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	1,739,051	(1,193,937)

-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	—	3,836,888

=	Average Compensation Actually Paid to Non-PEO NEOs		$12,875,733	$3,321,491

For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of the stock option awards and restricted stock units in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within 2022 and 2021, which
are valued as of the applicable vesting date, and the fair value of RSUs granted in 2022 in exchange for the cancellation of stock options in connection with the Exchange Program or Mr. Brown’s option cancellation agreement, which are valued based on the incremental fair value of such RSUs on the applicable grant date. The valuation assumptions used in the calculations of such amounts are set forth in the notes to our audited financial statements included in our Annual Report.

(4)
Total shareholder return is calculated by assuming that a $100 investment was made on at the close of trading on the first full day of trading of our common stock (October 29, 2021) and reinvesting all dividends until the last day of each reported fiscal year.

(5)
The peer group used is the Nasdaq Computer Index, as used in the performance graph shown in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on the first full day of trading of our stock (October 29, 2021) and reinvesting all dividends until the last day of each reported fiscal year.

(6)	The dollar amounts reported are our net income (loss) reflected in our audited financial statements.

(7)
In our assessment, revenue is the most important financial performance measure (other than stock price) that we used in 2022 to link compensation actually paid to performance. The dollar amounts reported show our revenue as reflected in the audited financial statements included in our Annual Report.

Tabular List of Financial Performance Measures
The financial performance measures listed below represent all of the financial performance measures that
were used to determine the compensation
actually
paid to our named executive officers in 2022:

Revenue
Adjusted EBITDA Margin
Udemy Business Annual Recurring Revenue
Adjusted EBITDA Margin and Udemy Business Annual Recurring Revenue are
non-GAAP
financial measures. For information on how these measures are calculated, see “Other Matters—Explanation of Performance Metrics and
Non-GAAP
Financial Measures.”
Relationship Between Pay and Performance
The following graphs illustrate the relationship between compensation actually paid for 2022 and 2021 and (i) our cumulative total shareholder
return and our peer group’s (Nasdaq Computer Index) cumulative total shareholder return, (ii) our net income, and (iii) our revenue.

Information Concerning our Executive Officers

The following table provides information about our executive officers as of March 31, 2023.

Name	Age	Position

Greg Brown	54	President & Chief Executive Officer

Sarah Blanchard	46	Chief Financial Officer

Velayudhan (Venu) Venugopal	62	Chief Technology Officer

Karen Fascenda	56	Chief People Officer

Stephanie Stapleton Sudbury	37	President, Udemy Business & Managing Director, Denver

Richard Qiu	60	President, New Ventures

Llibert Argerich	43	Senior Vice President, Marketing

Prasad Gune	55	Senior Vice President, Product

Ken Hirschman	55	Senior Vice President, Operations & General Counsel

Our executive officers are elected by and serve at the discretion of our Board. There are no family relationships among any of our executive officers. Set forth below is a brief description of the business experience of our executive officers.

Greg Brown

President & Chief Executive Officer

Mr. Brown has served as our President and Chief Executive Officer and as a member of our board of directors since February 2023. Mr. Brown served as the President, Udemy Business from December 2020 to February 2023. Prior to joining Udemy, Mr. Brown served as the Chief Executive Officer of Reflektive, a performance, engagement, and analytics solution platform, from August 2019 until December 2020. Prior to Reflektive, Mr. Brown was the Senior Vice President of International Business at Blackhawk Network, a global payments provider, from August 2017 to August 2019. Before that, Mr. Brown served as Chief Revenue Officer for Achievers Solutions, a developer of cloud-based employee engagement software, from February 2013 to August 2017, and as Chief Revenue Officer for Extole, a developer of an online advocate marketing platform, from April 2011 to February 2013. Mr. Brown received a B.S. in business administration from California Polytechnic State University – San Luis Obispo.

Sarah Blanchard

Chief Financial Officer

Ms. Blanchard has served as our Chief Financial Officer since April 2021. Prior to joining Udemy, Ms. Blanchard served as Chief Financial Officer and Chief Operating Officer of Omada Health, a digital healthcare platform focused on sustainable lifestyle changes, from March 2019 to April 2021, and as Omada Health’s Chief Financial Officer from August 2014 to March 2019. Ms. Blanchard previously served as Chief Financial Officer of CoreOS, a developer of Kubernetes and container-native software solutions, from October 2017 until CoreOS’s acquisition by Red Hat in January 2018. Before that, Ms. Blanchard served as Vice President, Finance of Silver Spring Networks, a smart grid products provider, from 2009 to 2014. Ms. Blanchard received a B.A. in accounting from Michigan State University and an M.B.A. from the University of Pennsylvania.

Velayudhan (Venu) Venugopal

Chief Technology Officer

Mr. Venugopal has served as our Chief Technology Officer since May 2019. Before joining Udemy, Mr. Venugopal spent over six years at Vrbo.com, a division of Expedia Group, an online travel shopping company, where he held multiple roles from December 2012 to April 2019, including Vice President of Engineering from December 2015 to

April 2019. Before that, Mr. Venugopal served in various engineering and product development roles at Adobe, a computer software company, from 2005 to 2011 and, prior to its acquisition by Adobe, at Macromedia, a graphics, multimedia, and web development software company, from 2000 to 2005. Mr. Venugopal received a B.E. in mechanical engineering from Madras University and an M.S. in computer science and an M.Eng. in mechanical engineering from the University of New Brunswick, Fredericton, Canada.

Karen Fascenda

Chief People Officer

Ms. Fascenda has served as our Chief People Officer since January 2023. Before joining Udemy, Ms. Fascenda served as Vice President, People, at Gopuff, a consumer goods and food delivery company, from June 2020 to January 2023. Ms. Fascenda previously spent over four years at Comcast, a telecommunications conglomerate, where she held multiple positions, including Vice President, Human Resources, from January 2018 to June 2020. Before that, Ms. Fascenda held various positions at eBay from June 2006 to January 2016. Ms. Fascenda received a B.S. in liberal arts from West Chester University and a M.A. in organizational dynamics from the University of Pennsylvania.

Stephanie Stapleton Sudbury

President, Udemy Business

Ms. Sudbury has served as President, Udemy Business & Managing Director, Denver since February 2023 and previously as Senior Vice President, Global Customer Success, Udemy Business from April 2022 to February 2023, as Vice President of Global Customer Success, Udemy Business from August 2019 to March 2022, as Senior Director of Customer Success, Udemy Business from August 2018 to August 2019, and Director of Customer Success, Udemy Business from November 2016 to August 2018. Prior to joining Udemy, Ms. Stapleton spent over four years at Gild, a data analytics company, where she held various positions including Vice President, Customer Success from December 2014 to October 2016. Ms. Stapleton received a B.A. in communications and global and international studies from the University of California, Santa Barbara.

Richard Qiu

President, New Ventures

Mr. Qiu has served as our President, New Ventures since May 2022. Mr. Qiu previously served as Udemy’s Senior Vice President, New Ventures from January 2021 to May 2022; Senior Vice President, Global Business Development from November 2018 to December 2020; and Vice President, Global Business Development from August 2014 to October 2018. Prior to joining Udemy, he was the Vice President, Business Development and Head of International at TrustArc from April 2012 to August 2014. Before TrustArc, Mr. Qiu held various leadership positions at 4INFO, Fanbox, and Nuance Communications. He holds an undergraduate degree from Zhejiang University, an M.B.A. from University of Chicago, and a Ph.D. in Engineering from Vanderbilt University.

Llibert Argerich

Senior Vice President, Marketing

Mr. Argerich has served as our Senior Vice President, Marketing since August 2020 and previously served as our Vice President, Marketing from June 2018 to August 2020. Prior to joining Udemy, Mr. Argerich spent eight years at eBay where he held multiple roles from 2010 until May 2018, including Global Director, Performance & Digital Marketing from January 2017 to May 2018 and Global Director, Social & Influencer Marketing from January 2015 to December 2016. Before that, Mr. Argerich served in various marketing roles at Expedia Group, an online travel shopping company, from August 2006 until June 2010. Mr. Argerich received a B.S. in economics and business from the Université des Sciences Sociales de Toulouse in Toulouse, France.

Prasad Gune

Senior Vice President, Product

Mr. Gune has served as our Senior Vice President, Product, since December 2019. Before joining Udemy, Mr. Gune served as Senior Vice President, Product for Signifyd, an e-commerce fraud protection platform, from

January 2019 to December 2019. Prior to that, Mr. Gune worked at OpenTable, an online restaurant reservation service company, where he served as Senior Vice President, Product from October 2017 to June 2018 and Senior Vice President, Restaurant Product Management from May 2016 to September 2017. Before OpenTable, Mr. Gune worked in various leadership roles at LinkedIn, a professional networking company, Bain & Company, a management consultancy, Oracle, a database management company, and Siebel Systems, a customer relationship management software developer. Mr. Gune received a B.E. in mechanical engineering from the College of Engineering, Pune in Pune, India, an M.S. in mechanical engineering from the University of California, Berkeley, and an M.B.A. from Harvard Business School.

Ken Hirschman

Senior Vice President, Operations & General Counsel

Mr. Hirschman has served as our Senior Vice President, Operations & General Counsel since April 2019 and previously served as our Senior Vice President, Corporate Development & General Counsel beginning July 2018. Before joining Udemy, Mr. Hirschman served as Vice President of Corporate Development and General Counsel of Ebates, a loyalty shopping company, which was acquired by Rakuten, from 2011 to 2018. Prior to that, Mr. Hirschman held business development and legal leadership roles at software and technology firms Mindjet, Goodmail Systems, and Acxiom Digital, and spent several years as an associate in the New York and California offices of Shearman & Sterling. Mr. Hirschman received a B.A. in political science from the University of Pennsylvania and a J.D. from Cornell Law School. Mr. Hirschman also serves as the Company’s corporate secretary.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of March 31, 2023 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 146,627,374 shares of our common stock outstanding as of March 31, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107.

	Components of Beneficial Ownership

Name of Beneficial Owner	Common Stock Beneficially Owned	Rights to Acquire	Rights to Acquire Within 60 Days	Total Number of Shares	Total Percentage

Greater than 5% Stockholders:

Entities Affiliated with Insight Venture Partners(1)	42,032,260	—	—	42,032,260	28.67%

MIH Edtech Investments B.V. (2)	17,120,840	—	—	17,120,840	11.68%

Caledonia (Private) Investments Pty Limited(3)	7,737,740	—	—	7,737,740	5.28%

Named Executive Officers and Directors:

Gregg Coccari	—	5,600,647	78,110	5,678,757	3.87%

Greg Brown	385,451	—	67,871	453,322	*

Sarah Blanchard	334,064	—	83,496	417,560	*

Prasad Gune	101,055	260,700	34,500	396,255	*

Llibert Argerich	205,824	35,852	23,582	265,258	*

Eren Bali	1,721,158	—	—	1,721,158	1.17%

Heather Hiles	—	64,583	4,167	68,750	*

Jeffery Lieberman	—	—	—	—	*

Lydia Paterson	—	81,250	4,166	85,416	*

Natalie Schechtman	—	—	7,772	7,772	*

All directors and executive officers as a group (14 persons)	2,747,552	6,043,032	303,664	9,094,248	6.20%
*	Represents less than 1%.
(1)

Based solely on a Schedule 13G filed by Grace Software Cross Fund Holdings, LLC with the SEC on February 10, 2022 which reports (i) 1,088,764 shares held of record by Grace Software Cross Fund Holdings, LLC, or Grace, (ii) 11,778,259 shares held of record by Insight Venture Partners (Cayman) VII, L.P., or Insight Cayman, (iii) 1,692,351 shares held of record by Insight Venture Partners (Delaware) VII,

L.P., or Insight Delaware, (iv) 619,269 shares held of record by Insight Venture Partners VII (Co-Investors), L.P., or Insight Co-Investors, (v) 26,755,331 shares held of record by Insight Venture Partners VII, L.P., or Insight Venture, and (vi) 98,286 shares held of record by Insight Partners Public Equities Master Fund, L.P., or IPPE Master Fund. Insight Holdings Group, LLC, or Holdings, is the sole shareholder of each of Insight Venture Associates VII, Ltd., or IVA VII Ltd, Insight Associates XI, Ltd., or IA XI Ltd, and Insight Venture Management, LLC, or IVM. IVA VII Ltd. is the general partner of Insight Venture Associates VII, L.P., or IVA VII LP, which is the general partner of Insight Venture, Insight Cayman, Insight Delaware, and Insight Co-Investors, or collectively, Fund VII. IA XI Ltd is the general partner of Insight Associates XI L.P., or IA XI LP, which is the manager of Grace. IVM is the sole member of Insight Partners Public Equities GP, LLC, or IPPE GP, which is the general partner of IPPE Master Fund. Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman, and Michael Triplett is a member of the board of managers of Holdings. Because Messrs. Horing, Parekh, Lieberman, and Triplett are members of the board of managers of Holdings, and because Holdings is the sole shareholder of each of IVA VII Ltd, IA XI Ltd and IVM, IVA VII LP is the general partner of Fund VII, IA XI LP is the manager of Grace, IVM is the sole member of IPPE GP, and IPPE GP is the general partner of IPPE Master Fund, Messrs. Horing, Parekh, Lieberman, and Triplett may be deemed to share voting and dispositive power over the shares noted above. Each of Messrs. Horing, Parekh, Lieberman, and Triplett disclaims beneficial ownership of the shares held of record by each of Fund VII, Grace, and IPPE Master Fund, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
(2)

Based solely on a Schedule 13G filed by Prosus N.V. with the SEC on February 14, 2022, which reports 17,120,840 shares held of record by MIH Edtech Investments B.V., or Edtech. Edtech is a subsidiary of Prosus N.V., or Prosus, a publicly traded company whose shares are listed on the Euronext Amsterdam. A majority of the voting power of the outstanding ordinary shares of Prosus N.V. is held by Naspers Limited, a publicly traded company whose shares are listed on the Johannesburg Stock Exchange. As a result, the shares of our company held by Edtech may be deemed to be beneficially owned by Prosus and Naspers Limited. The address for Edtech and Prosus is Gustav Mahlerplein 5, 1082 MS, Amsterdam, Netherlands. The address for Naspers Limited is 40 Heerengracht, Cape Town 8001, South Africa.

(3)

Based solely on a Schedule 13G filed by Caledonia (Private) Investments Pty Limited with the SEC on February 14, 2023. The address for Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2022, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with the exception of Mr. Brown’s September 21, 2022 exchange of stock options for RSUs, which was reported on October 5, 2022.

Proposal No. 3

Advisory Vote on Frequency of Advisory Votes on Executive Officer Compensation

Stockholders have the opportunity to advise the Board, in a vote on an advisory or non-binding basis, whether we should conduct an advisory (non-binding) vote to approve named executive officer compensation (that is, votes similar to the non-binding vote in Proposal No. 2) every one, two, or three years.

While our compensation strategies are related to both the short-term and longer-term business outcomes, we realize that compensation decisions are made annually. We also believe that an annual advisory vote on named executive officer compensation will allow stockholders to provide us with more frequent direct feedback on our compensation disclosures and named executive officer compensation program. The Board has determined that holding an advisory vote on named executive officer compensation every year is the most appropriate policy for us at this time and recommends that stockholders vote for future advisory votes on named executive officer compensation to occur each year.

The frequency that receives the highest number of votes will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding on the Board. However, the Board and the compensation committee will consider the outcome of the stockholder vote, along with other relevant factors, in recommending a voting frequency to our Board.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Udemy, Inc. is to hold an advisory vote by stockholders to approve the compensation of named executive officers as set forth in the proxy statement relating to Udemy’s Annual Meeting of Stockholders under the caption ‘Executive Compensation,’ including the section captioned ‘Compensation Discussion and Analysis,’ the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF ONCE

EVERY “ONE YEAR” FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Proposal No. 4

Ratification of Appointment by the Audit Committee of

Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2023

Our audit committee has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2023. Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, then our audit committee may reconsider the appointment. One or more representatives of Deloitte are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte for our fiscal years ended December 31, 2022 and 2021 (in thousands):

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$2,692	$2,901
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	6	—

Total Fees	$2,698	$2,901

(1)

“Audit Fees” consist of fees for professional services provided in connection with the audits of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and other statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2021, this category also included fees for services provided in connection with our initial public offering.

(2)

“Audit-Related Fees” consist of fees that are reasonably related to the performance of audits or reviews that are not included under “Audit Fees.” Such services relate primarily to technical consultations on audit and reporting requirements not arising during the course of such audits or reviews.

(3)

“Tax Fees” consist of fees for professional services for tax compliance. These services include assistance regarding federal, state, and international tax compliance, assistance with tax reporting requirements and audit compliance, indirect tax compliance, and instructor withholding tax compliance.

(4)	“All Other Fees” consist of fees related to an accounting research tool subscription.

Auditor Independence

In 2022, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Deloitte for our fiscal years ended December 31, 2022 and 2021 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

Audit Committee Report

The audit committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the Board. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for establishing and maintaining internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and Deloitte;

•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussions noted above, the audit committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report.

THE AUDIT COMMITTEE

Lydia Paterson (Chair)

Eren Bali

Heather Hiles

Other Matters

Questions and Answers about the Proxy Materials and our Annual Meeting

Why am I receiving these materials?

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting. The Annual Meeting will be held on Wednesday, June 21, 2023 at 11:00 am, Pacific time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2023, where you will be able to listen to the meeting live, submit questions, and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement, the accompanying notice of Annual Meeting and form of proxy, and our Annual Report, is first being sent or given on or about April 27, 2023 to all stockholders of record as of April 24, 2023. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our Annual Report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our Annual Report are set forth in the Notice of Internet Availability. The proxy materials and our Annual Report can be accessed as of April 27, 2023 by visiting https://investors.udemy.com/.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•	the election of two Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified;

•	the non-binding, advisory vote on the compensation of our named executive officers;

•	the non-binding, advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

•	the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

As of the date of this Proxy Statement, our management and Board were not aware of any other matters to be presented at the Annual Meeting.

How does the Board recommend that I vote on these proposals?

Our Board recommends that you vote your shares:

•	“FOR” the election of each Class II director nominee named in this Proxy Statement;

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

•	Every “ONE YEAR” with respect to the frequency of future non-binding, advisory stockholder votes on the compensation of our named executive officers; and

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on April 24, 2023, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 146,760,174 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the Annual Meeting?

A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices located at 600 Harrison Street, 3rd Floor, San Francisco, California 94107 by contacting our corporate secretary.

How many votes are needed for approval of each proposal?

Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Proposal No. 2: The approval, on a non-binding, advisory basis, on the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.

Proposal No. 3: For the approval, on a non-binding, advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency (ONE YEAR, TWO YEARS or THREE YEARS) receiving the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be considered the frequency preferred by stockholders. You may vote ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN with respect to the proposal. If you ABSTAIN with respect to this proposal, it will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board or the Company. Our Board and our compensation committee, however, will consider the outcome of the vote when determining how often we should submit to our stockholders an advisory vote to approve the compensation of our named executive officers.

Proposal No. 4: The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•

by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 20, 2023 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

•

by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 20, 2023 (have your Notice of Internet Availability or proxy card in hand when you call);

•	by completing, signing, and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting; or

•

by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2023, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank, or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

“FOR” the election of each Class II director nominee named in this Proxy Statement;

“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

Every “ONE YEAR” with respect to the frequency of future non-binding, advisory stockholder votes on the compensation of our named executive officers.

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank, or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker, bank, or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank, or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by (i) entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above), (ii) completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting, (iii) delivering a written notice of revocation to our corporate secretary at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary, which must be received prior to the annual meeting, or (iv) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the Annual Meeting via live audio webcast only.

Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the Annual Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UDMY2023. To attend and participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The Annual Meeting live audio webcast will begin promptly at 11:00 am, Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 am, Pacific time, and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Greg Brown, our Chief Executive Officer, and Sarah Blanchard, our Chief Financial Officer, have been designated as proxy holder for the Annual Meeting by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

Ken Hirschman, our General Counsel and Corporate Secretary, will tabulate the votes and act as inspector of election.

How can I contact Udemy’s transfer agent?

You may contact our transfer agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449, by email at help@astfinancial.com, or by writing American Stock Transfer & Trust Company, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www.astfinancial.com/.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or Proxy Statement and Annual Report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and Annual Report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and Annual Report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and Annual Report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Udemy, Inc.

Attention: Investor Relations

600 Harrison Street, 3rd Floor

San Francisco, California 94107

Tel: (415) 813-1710

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Stockholder Proposals or Director Nominations for 2024 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 22, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Udemy, Inc.

Attention: Corporate Secretary

600 Harrison Street, 3rd Floor

San Francisco, California 94107

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Eastern time, on February 22, 2024, and

•	no later than 5:00 p.m., Eastern time, on March 23, 2024.

In the event that we hold our 2024 annual meeting 25 days before or after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of our 2024 annual meeting, and

•

no later than 5:00 p.m., on the later of the 90th day prior to the day of our 2024 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by us.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

In addition to satisfying the requirements of our bylaws stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2022 Annual Report

Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report, which are posted on our website at https://investors.udemy.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

Explanation of Performance Metrics and Non-GAAP Financial Measures

As noted throughout this Proxy Statement, we reference certain performance metrics and non-GAAP financial measures. Information on why we use these performance metrics and non-GAAP financial measures, and how these measures are calculated, are presented in the Management’s Discussion and Analysis section of our Annual Report.

*    *    *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

By order of the Board of Directors,

Ken Hirschman

Senior Vice President, Operations, General Counsel & Corporate Secretary

San Francisco, California

April 27, 2023

UDEMY, INC.

600 HARRISON STREET

3RD FLOOR

SAN FRANCISCO, CA 94107

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UDMY2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08924-P88038             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UDEMY, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:				number(s) of the nominee(s) on the line below.
	☐	☐	☐
1. Election of Directors
Nominees:

01) Jeffrey Lieberman

02) Natalie Schechtman

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.						☐	☐	☐

3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.						☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:					1 Year	2 Years	3 Years	Abstain

4. To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.					☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

UDEMY, INC.

600 HARRISON STREET

3RD FLOOR

SAN FRANCISCO, CA 94107

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UDMY2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08924-P88038             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UDEMY, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:				number(s) of the nominee(s) on the line below.
	☐	☐	☐
1. Election of Directors
Nominees:

01) Jeffrey Lieberman

02) Natalie Schechtman
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.						☐	☐	☐

3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.						☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:					1 Year	2 Years	3 Years	Abstain

4. To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.					☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date